Filed Pursuant to Rule 424(b) (3)
                                             Registration No. 333-10109

                                    PROSPECTUS

                                    (  LOGO  )

                              UNITED MORTGAGE TRUST

                      2,500,000 Shares of Beneficial Interest

                                 $20 Per Share

               Minimum Investment Per Investor - 250 Shares ($5,000)

     (50 Shares ($1,000) for an Individual Retirement Account or Keogh Plan)

     United Mortgage Trust is a self administered real estate investment trust (a "REIT") that invests in mortgages and contracts for deed. Most, if not all, of the mortgages and contracts for deed that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency and involve borrowers who do not satisfy all of the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing. We use the services of Mortgage Trust Advisors, Inc., a Texas corporation, to act as our advisor in selecting the investments that we purchase.

     By this prospectus, we are offering to sell a maximum of 2,500,000 of our shares of beneficial interest (which we refer to herein as the "Shares"). The offering of the Shares commenced on March 5, 1997 and will continue until the earlier of: (1) the sale of the maximum of 2,500,000 Shares or (2) December 31, 2000, unless we terminate the offering earlier. As of December 31, 1998, we had sold 724,271 Shares. The Shares are being sold on a "best efforts" basis which means that the underwriters are not required to sell any specific number of the remaining Shares but will use their best efforts to sell those Shares. All monies paid by subscribers for the Shares will be deposited in an escrow account and will remain in that escrow account until the first and fifteenth day of each month (or the next succeeding business day) when those funds will be paid to us by the escrow agent. The escrow agent will pay each investor all interest earned on that investor's funds while those funds are held in the escrow account.

     AN INVESTMENT IN THE SHARES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR INFORMATION CONCERNING RISKS
ASSOCIATED WITH AN INVESTMENT IN THE SHARES THAT YOU SHOULD READ
BEFORE DECIDING TO PURCHASE ANY SHARES.

                                   Per Share            Total
Public Offering Price               $20.00           $50,000,000
Selling Commissions                 $ 2.10           $ 5,250,000
Net Proceeds Before Expenses        $17.90           $44,750,000

     This is our initial public offering, and no public market currently exists for the Shares and a public market may not exist after the offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the Shares is not permitted.

             FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.

            The date of this prospectus is June 4, 1999

                        AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, we file reports and other information with the Securities and Exchange
Commission (the "Commission"). You may inspect and obtain copies of our reports and other information at the following offices of the
Commission:

Public Reference Section
Securities and Exchange Commission
Room 1024, Judiciary Plaza
450 Fifth Street, NW
Washington, D.C. 20549

Midwest Regional Office
Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois 60661-2511

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, New York, 10048

     The Commission also maintains a website at http://www.sec.gov where you can retrieve this information.

     We have filed with the Commission a Registration Statement on Form S-11 for the Shares offered under this prospectus under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement. We have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the Registration Statement, we refer you to the actual exhibit for a more complete description of the matters involved.

     We currently furnish our shareholders with annual reports containing financial statements audited by our independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three-quarters of each fiscal year. See the section of this prospectus entitled "Reports to Investors" for more information about the reports we provide to our shareholders.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks; uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include the various risk factors described in the section of this prospectus entitled "Risk Factors."

PENNSYLVANIA RESIDENTS:

     Please note the modified suitability requirements for Pennsylvania residents under "Who May Invest".

MICHIGAN RESIDENTS:

     No sale of Shares may be completed to a Michigan resident until at least five business days after the date the investor received a final prospectus.

TABLE OF CONTENTS
                                                                 Page
SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . 1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  A. INVESTMENT AND BUSINESS RISKS. . . . . . . . . . . . . . . . .5
     1. Lack of Liquidity. . . . . . . . . . . . . . . . . . . . . 5
     2. Increased Risk of Default in Non-Conforming Loans. . . . . 5
     3. Fees Payable to the Advisor and Affiliates. . . . . . . . .5
     4. Purchase of Mortgage Notes from Affiliate. . . . . . . . . 6
     5. Non-Arm's-Length Agreements. . . . . . . . . . . . . . . . 6
     6. Competition for the Time and Services of Common
          Officers and Trustees. . . . . . . . . . . . . . . . . . 6
     7. Competition with Affiliates for the Purchase and
          Sale of Mortgage Investments. . . . . . . . . . . . . . .6
     8. Additional Conflicts with Affiliates. . . . . . . . . . . .7
     9. Unspecified Investment; Investors Cannot Assess
          Mortgage Investments. . . . . . . . . . . . . . . . . . .7
    10. Lack of Diversification. . . . . . . . . . . . . . . . . . 7
    11. Experience of Management. . . . . . . . . . . . . . . . . .8
    12. Limited Experience of Selling Group Manager. . . . . . . . 8
    13. Selling Group Manager is an Affiliate of the Advisor . . . 8
    14. Delays in Investment Could Reduce Return to Investors. . . 8
    15. Shareholders Must Rely on Management. . . . . . . . . . . .8
    16. Limited Ability to Meet Fixed Expenses. . . . . . . . . . .9
    17. Investment Company Regulatory Considerations. . . . . . . .9
    18. Anti-Takeover Considerations and Restrictions on
          Share Accumulation. . . . . . . . . . . . . . . . . . . .9
    19. Limited Liability of Trustees and Officers. . . . . . . . .9
    20. Majority Rule Prevails. . . . . . . . . . . . . . . . . . 10
    21. Short Term Investments; Fixed Rate Trading Losses. . . . .10
    22. Risk of Potential Future Offerings. . . . . . . . . . . . 10
B.  OPERATIONS RISKS. . . . . . . . . . . . . . . . . . . . . . . 10
    23. Economic Risks. . . . . . . . . . . . . . . . . . . . . . 10
    24. Fluctuations In Interest Rates May Affect
          Return On Investment. . . . . . . . . . . . . . . . . . 10
    25. Risk of Loss on Non-Insured, Non-Guaranteed
          Mortgage Loans. . . . . . . . . . . . . . . . . . . . . 11
    26. Bankruptcy Of Borrowers May Delay Or Prevent
          Recovery. . . . . . . . . . . . . . . . . . . . . . . . 11
    27. Ability to Acquire Mortgage Investments; Competition
          And Supply. . . . . . . . . . . . . . . . . . . . . . . 11
    28. Environmental Liabilities. . . . . . . . . . . . . . . . .11
    29. Risk of Leverage. . . . . . . . . . . . . . . . . . . . . 11
    30. Reliance On Appraisals Which May Not Be Accurate
          Or Which May Be Affected By Subsequent Events. . . . . .12
    31. Mortgages May Be Considered Usurious. . . . . . . . . . . 12
    32. Risks of Bankruptcy of Mortgage Servicer. . . . . . . . . 12
C.  TAX RISKS. . . . . . . . . . . . . . . . . . . . . . . . . . .12
    33. Material Tax Risks Associated With Investment
          In Shares. . . . . . . . . . . . . . . . . . . . . . . .12
    34. Risk of Inability to Qualify as a REIT. . . . . . . . . . 12
    35. Restrictions on Maximum Share Ownership. . . . . . . . . .13
    36. Limitations on Opinion of Counsel as to Tax Matters . . . 13
D.  ERISA RISKS. . . . . . . . . . . . . . . . . . . . . . . . . .13
    37. Risks Of Investment By Tax-exempt Investors. . . . . . . .13
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
INVESTMENT PORTFOLIO. . . . . . . . . . . . . . . . . . . . . . . 15
SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . .16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION OF THE COMPANY. . . . . . . . . . . . . . . 17
Results of Operations - Two Years Ended
    December 31, 1998 and 1997. . . . . . . . . . . . . . . . . . 17
                              Page I

TABLE OF CONTENTS (continued)
                                                                 Page
Capital Resources and Liquidity. . . . . . . . . . . . . . . . . 19
INVESTMENT OBJECTIVES AND POLICIES. . . . . . . . . . . . . . . .20
  Principal Investment Objectives. . . . . . . . . . . . . . . . 20
  Investment Policy. . . . . . . . . . . . . . . . . . . . . . . 20
  Underwriting Criteria. . . . . . . . . . . . . . . . . . . . . 20
  Temporary Investments. . . . . . . . . . . . . . . . . . . . . 23
  Other Policies. . . . . . . . . . . . . . . . . . . . . . . . .23
  Changes in Investment Objectives and Policies. . . . . . . . . 24
DIVIDEND POLICY AND DISTRIBUTIONS. . . . . . . . . . . . . . . . 24
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . 25
MANAGEMENT COMPENSATION. . . . . . . . . . . . . . . . . . . . . 26
CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . 29
FIDUCIARY RESPONSIBILITY OF TRUSTEES. . . . . . . . . . . . . . .32
  Limitation on Liability of Trustees and Officers. . . . . . . .33
  Indemnification of Trustees, Officers and Others. . . . . . . .33
  Shareholders' Rights and Remedies. . . . . . . . . . . . . . . 33
  Defenses Available to Trustees and the Advisor. . . . . . . . .33
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Our Trustees and Officers. . . . . . . . . . . . . . . . . . . 35
  Committees and Meetings. . . . . . . . . . . . . . . . . . . . 36
  Compensation of Trustees. . . . . . . . . . . . . . . . . . . .36
  The Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . 36
  Summary of the Advisory Agreement. . . . . . . . . . . . . . . 37
SCMI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
CRC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . 39
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Qualification as a REIT. . . . . . . . . . . . . . . . . . . . 40
  Termination of the Company . . . . . . . . . . . . . . . . . . 42
  Taxation of Taxable Shareholders. . . . . . . . . . . . . . . .42
  Taxation of Tax-Exempt Entities. . . . . . . . . . . . . . . . 43
  Statement of Stock Ownership. . . . . . . . . . . . . . . . . .44
  State and Local Taxes. . . . . . . . . . . . . . . . . . . . . 44
ERISA CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . .44
  Plan Assets Regulation/Opinion of Counsel. . . . . . . . . . . 45
  Annual Valuation. . . . . . . . . . . . . . . . . . . . . . . .45
SUMMARY OF DECLARATION OF TRUST. . . . . . . . . . . . . . . . . 46
  Shareholder Meetings. . . . . . . . . . . . . . . . . . . . . .46
  Shareholder Voting Rights. . . . . . . . . . . . . . . . . . . 46
  Shareholder Lists; Inspection of Books and Records. . . . . . .47
  Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Amendment of the Declaration of Trust. . . . . . . . . . . . . 47
  Responsibility of Trustees. . . . . . . . . . . . . . . . . . .48
  Limited Liability of Shareholders. . . . . . . . . . . . . . . 48
  Description of the Shares. . . . . . . . . . . . . . . . . . . 49
  Maryland Anti-Takeover Law Provisions. . . . . . . . . . . . . 49
  Restrictions on Transfer of Shares. . . . . . . . . . . . . . .50
  Restrictions on Certain Conversion
    Transactions and Rollups. . . . . . . . . . . . . . . . . . .50
  Ratification of Declaration of Trust. . . . . . . . . . . . . .51
  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 51
  Limitation on Total Operating Expenses. . . . . . . . . . . . .51
  Limitation on Acquisition Expenses and Fees. . . . . . . . . . 52
                         Page ii

TABLE OF CONTENTS (continued)
                                                                 Page
  Restrictions on Transactions with Affiliates. . . . . . . . . .52
  Restrictions on Borrowing. . . . . . . . . . . . . . . . . . . 52
  Restriction on Investments. . . . . . . . . . . . . . . . . . .52
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS. . . . . . . . . . . . . 53
  Mortgages and Deeds of Trust and Contracts
    for Deed Generally. . . . . . . . . . . . . . . . . . . . . .53
  Foreclosure. . . . . . . . . . . . . . . . . . . . . . . . . . 54
  Environmental Risks. . . . . . . . . . . . . . . . . . . . . . 56
  Junior Mortgage and Deeds of Trust; Rights of
    Senior Mortgages or Beneficiaries. . . . . . . . . . . . . . 57
  Statutory Rights of Redemption. . . . . . . . . . . . . . . . .58
  Anti-Deficiency Legislation. . . . . . . . . . . . . . . . . . 58
  Bankruptcy Laws. . . . . . . . . . . . . . . . . . . . . . . . 59
  Enforceability of Certain Provisions. . . . . . . . . . . . . .60
  Prepayment Provisions. . . . . . . . . . . . . . . . . . . . . 60
  Due-On-Sale Provisions. . . . . . . . . . . . . . . . . . . . .60
  Acceleration on Default. . . . . . . . . . . . . . . . . . . . 60
  Secondary Financing: Due-on-Encumbrance Provisions. . . . . . .61
  Applicability of Usury Laws. . . . . . . . . . . . . . . . . . 61
WHO MAY INVEST. . . . . . . . . . . . . . . . . . . . . . . . . .61
TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . 62
  Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
  Suitability Requirements. . . . . . . . . . . . . . . . . . . .62
  Termination of the Offering. . . . . . . . . . . . . . . . . . 62
  Shares Sold To Advisor Before This Offering. . . . . . . . . . 62
  Minimum Purchase Requirements. . . . . . . . . . . . . . . . . 62
  Purchases By Qualified Plans. . . . . . . . . . . . . . . . . .63
  Broker Compensation. . . . . . . . . . . . . . . . . . . . . . 63
  Subscription Procedure. . . . . . . . . . . . . . . . . . . . .63
  Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . 64
SALES MATERIAL. . . . . . . . . . . . . . . . . . . . . . . . . .64
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 64
REPORTS TO INVESTORS. . . . . . . . . . . . . . . . . . . . . . .65
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
GLOSSARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . F-1
SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . A-1
                             Page iii

                           SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. See the Glossary located at the back of this prospectus page 65 for the definition of certain terms that are capitalized in this prospectus.

     OUR ORGANIZATION: We were formed as a real estate investment trust under the laws of Maryland on July 12, 1996. Similar to a corporation's articles of incorporation and bylaws, the rights and privileges of our investors are governed by the declaration of trust that we filed with the State of Maryland.
 We will refer to that document as the "Declaration of Trust." Our Declaration of Trust provides for us to have perpetual life. See "Summary of Declaration of Trust". Similar to the directors in a corporation, we have trustees who manage and control our affairs. We currently have five Trustees:
Christine "Cricket" Griffin, Paul R. Guernsey, Douglas R. Evans, Richard D. O'Connor, Jr. and Michele A. Cadwell. Christine "Cricket" Griffin is not considered independent because she is our President and the Chairman of our Board of Trustees. Richard D. O'Connor, Jr. is not considered independent because he provides legal services to us and to our Affiliates. The other three Trustees are Independent Trustees. See "Management".

     Our offices are located at 1701 N. Greenville, Suite 403, Richardson, Texas 75081. Our telephone number is (972) 705-9805 or (800) 955-7917 and our facsimile number is (972) 705-9304.

     INVESTMENT POLICY: We are a self administered real estate investment trust (a "REIT") that invests exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes (we refer to those investments as "Interim Mortgages"). Any references in this prospectus to "Mortgage Investments" will refer to the Residential Mortgages, Contracts for Deed and Interim Mortgages. The Mortgage Investments are originated by others to our specifications or to specifications approved by us. Most, if not all, of the Residential Mortgages and Contracts for Deed will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will involve borrowers who do not satisfy all of the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing. See "Investment Objectives and Policies - Investment Policy".

     ADVISOR: We use the services of Mortgage Trust Advisors, Inc., a Texas corporation formed on June 11, 1996, to act as our advisor in selecting the investments we purchase. The Advisor is owned and controlled by Todd F. Etter, Dan H. Hill, James P. Hollis and Timothy J. Kopacka. Mr. Hill is an Affiliate of the Selling Group Manager. Mr. Etter is an Affiliate of South Central Mortgage, Inc. ("SCMI"), a Texas corporation that sells Mortgage Investments to us and services some of our Residential Mortgages. Mr. Etter is also an Affiliate of Capital Reserve Corp. ("CRC"), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. See "Management" - The Advisor".

     SCMI: We have and will continue to acquire Mortgage Investments from SCMI and will continue to use the services of SCMI to service some or all of our Residential Mortgages. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliate", "Summary of the Offering - Mortgage Servicers" and "Management Compensation". SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of the Advisor. Ms. Christine Griffin, one of our Trustees and our President, was previously the Chief Financial Officer of SCMI. We lease our office space from SCMI. See "Management - SCMI". Since its inception in 1992, SCMI has purchased more than 1,500 residential mortgage notes totaling approximately $60,000,000. SCMI sells whole notes to institutional and private investors. SCMI also offers note servicing on notes it sells. SCMI currently services over 1,500 loans totaling approximately $60,000,000.

     MORTGAGE SERVICERS: We use the services of SCMI and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we own. We use the services of CRC to service the Interim Mortgages we own. All servicing fees paid to SCMI will be at competitive rates that are no higher than the rates charged by unaffiliated third parties. No servicing fee is paid to CRC for servicing the Interim Mortgages. See "Management Compensation". The servicing of the Mortgage Investments includes the collection of monthly payments from the borrower, the distribution of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such accounts when and as necessary.

     THE OFFERING: A maximum of 2,500,000 Shares are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. The Selling Group Manager and other NASD member broker-dealer firms selected by the Selling Group Manager are distributing the Shares. There is a minimum investment per investor of 250 Shares ($5,000) or 50 Shares ($1,000) if the investor is an IRA or Keogh Plan.
 The offering of the Shares commenced on March 5, 1997 and has continued since then. As of December 31, 1998, we had sold 724,271 Shares in this offering. The offering will continue until the earlier of: (1) the sale of the maximum of 2,500,000 Shares or (2) December 31, 2000, unless we terminate the offering earlier. Subscription payments by investors will be held in an escrow account at Chase Bank of Texas NA (the "Escrow Agent") until the next Interim Closing, at which time those funds will be paid by the Escrow Agent to us and the Selling Group Manager and the interest earned on those funds will be paid to the investors. See "Terms of the Offering" and "Plan of Distribution".

     AMOUNTS AVAILABLE FOR ACQUISITIONS OF MORTGAGE INVESTMENTS: As of December 31, 1998, approximately 1.2% of the Gross Offering Proceeds were used for Organization and Offering Expenses, 10.5% were used for Selling Commissions and Due Diligence Fees and approximately 2.4% of the Gross Offering Proceeds were used to pay Acquisition Fees payable to the Advisor. The balance of approximately 85.9% of the proceeds were invested in or reserved for our activities. If the maximum of 2,500,000 Shares is sold hereunder, approximately 0.4% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, 10.5% for Selling Commissions and Due Diligence Fees and, approximately 2.7% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 86.5% of the proceeds will be invested in or reserved for our activities. See "Estimated Use of Proceeds" and "Management Compensation".

     COMPENSATION TO AFFILIATES: The Advisor and other Affiliates will receive substantial fees and compensation in connection with our organization, investment of the proceeds and the management of our investments. See "Management Compensation".

     INVESTMENT OBJECTIVES: Our principal investment objectives are to:

     (1)  produce net interest income on our Mortgage Investments;

     (2) provide monthly Distributions to shareholders from net income earned on our Mortgage Investments; and

     3) reinvest payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     There is no assurance that these objectives will be attained. See "Investment Objectives and Policies" and "Risk Factors".

     RISK FACTORS: An investment in Shares will be subject to various risk factors, including the following:

Your ability to liquidate your investment will be limited because no public market currently exists for the Shares and we have no plan to liquidate and distribute proceeds to our shareholders.

Although we intend to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered hereby, there can be no assurance that a public trading market for the Shares will ever develop.

Most, if not all, of our Residential Mortgages and Contracts for Deed will be comprised of loans made to borrowers who do not satisfy all of the underwriting requirements for conventional mortgage financing. Therefore, we may experience a higher incidence of loan defaults and foreclosures that may adversely affect our financial condition and results of operations.

We will be subject to various conflicts of interest arising out of our relationship with our officers, the Advisor and Affiliates of our officers and the Advisor, including the payment of fees, the purchase of Mortgage Investments from Affiliates and other related party transactions.

The Advisor and its Affiliates will receive substantial compensation from the proceeds of the offering and our operations, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor; (3) loan servicing fees; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee. These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable.

Although we currently have a portfolio of Mortgage Investments, we have not yet identified any additional Mortgage Investments we will purchase with the proceeds of this offering.

There are tax risks associated with this offering. If we fail to maintain our qualification as a REIT, we will be subject to federal income tax as a regular corporation. See "Risk Factors".

     CONFLICTS OF INTEREST: The affiliated Trustees, the President, the Advisor and their Affiliates will be subject to various conflicts of interest in their business dealings with us due to the structure of their compensation and related party transactions. In addressing these conflicts of interest, the Trustees, the President and the Advisor will be required to abide by their fiduciary duties to our shareholders and us. See "Conflicts of Interest" and "Fiduciary Responsibilities of Trustees".

     RESTRICTION ON "ROLLUPS" AND CONVERSION TRANSACTIONS: We are prohibited from participating in a transaction, commonly known as a "Rollup", which affect certain shareholder rights and involve our sale to another firm or any merger or consolidation between us and another firm. The restriction on our participation in a "Rollup" is more fully described in the section of this prospectus entitled "Summary of Declaration of Trust - Restriction on Certain Conversion Transactions and Rollups". With respect to permissible Rollups, we must first obtain approval of the shareholders by a majority vote. In addition, certain conversion transactions require the prior approval of 80% of the shareholders and the unanimous approval of the Independent Trustees.

     MORTGAGE INVESTMENT DESCRIPTIONS: We currently have a portfolio of Mortgage Investments and will use the proceeds from the sale of additional Shares to purchase additional Mortgage Investments. We have not yet invested in or committed to invest in any additional Mortgage Investments but intend to do so as soon as possible after each Interim Closing. There may be a delay between the time investors purchase Shares and the time the investment proceeds are invested in Mortgage Investments. See "Investment Objectives and Policies - Temporary Investments". Therefore, there may be a corresponding delay in the receipt by shareholders of Distributions relating to investment in Mortgage Investments and in the achievement of our investment objectives. See "Risk Factors".

     TEMPORARY INVESTMENTS: Until our funds are invested in Mortgage Investments, we will invest our funds in short-term investments, including investments with various financial institutions (meeting certain asset or net worth requirements). See "Investment Objectives and Policies".
                               Page 3
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     SOURCES OF DISTRIBUTIONS AND THEIR TAX TREATMENT: Distributions will be made monthly to shareholders based on Cash Flow from all sources and net of operating expenses, depending upon our financial condition. We began making
Distributions in September 1997.   See "Dividend Policy and Distributions".  A
Distribution may be made from Cash Flow and/or Disposition Proceeds; and may constitute a return of capital to the shareholders, ordinary income, capital gain and/or items of tax preference. We will attempt to maintain monthly Distributions at a specified level to be determined by our Trustees. To the extent that some Mortgage Investments are sold in order to make Distributions, those payments may reduce the amount available for investment. If we maintain our qualification as a REIT under the Internal Revenue Code, we will pay no tax on amounts we distribute to shareholders. Except for those shareholders who are entities which are exempt from federal income taxation ("Tax-Exempt Entities") distributions to shareholders will generally be considered taxable dividends to the extent they represent distributions of our earnings and profits and will be considered portfolio rather than passive income, thus enabling a shareholder to offset investment expense deductions but not passive losses. Any Distributions in excess of our earnings and profits will reduce the shareholder's basis in their Shares. Shareholders that are Tax-Exempt Entities are not expected to have unrelated business taxable income ("UBTI") as a result of their investment in the Shares unless they borrow to acquire Shares. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders - Dividend Income" and "Federal Income Tax Considerations - Taxation of Tax-Exempt Entities".

     REINVESTMENT AND DISTRIBUTIONS OF DISPOSITION PROCEEDS OF MORTGAGE
INVESTMENTS: We intend generally to reinvest principal payments and Disposition Proceeds received by us, net of expenses, except to the extent those Disposition Proceeds represent capital gains on loans purchased at a discount. Disposition Proceeds may also be held as reserves or reinvested in Mortgage Investments to the extent deemed advantageous. Since the reinvestment of Disposition Proceeds that represent taxable income presents significant REIT qualification problems in light of the requirement that 95% of our income be distributed to shareholders, reinvestment of Disposition Proceeds may be limited to the portion that represents a return of capital.

     LIMITATION ON TOTAL OPERATING EXPENSES: Effective January 1, 1997, the Advisor has been funding all of our general and administrative expenses in return for a contribution by us of an amount equal to 0.5% of our Average Invested Assets for the immediately preceding month. However, our contributions to the Advisor shall not exceed the lesser of (a) the total general and administrative expenses funded by the Advisor or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. See "Summary of Declaration of Trust - Limitation on Total
Operating Expenses". The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income.

     RESTRICTION ON BORROWINGS: Under certain circumstances, we are permitted to borrow funds in connection with our purchase of Mortgage Investments. Subject to certain restrictions, those borrowings may not exceed 50% of our Net Assets. See "Investment Objectives and Policies", "Federal Income Tax Considerations - Qualification as a REIT - Distributions to Shareholders" and "Summary of Declaration of Trust - Restrictions on Borrowing".

     FISCAL YEAR: We have adopted a fiscal year ending on December 31 of each year.

     GLOSSARY: See the Glossary at the back of this prospectus for definitions of certain key terms used in this prospectus.
                                Page 4
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                              RISK FACTORS

     The purchase of the Shares offered hereby involves a high degree of risk and is suitable only for persons with the financial capability of making and holding long-term investments that are not readily reducible to cash. Prospective investors must, therefore, have adequate means of providing for their current needs and personal contingencies. Prospective investors should also consider the following factors together with all of the information set forth in this prospectus in determining whether to purchase any Shares. Information contained in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other comparable terminology. The following matters and certain other factors noted throughout this prospectus constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause our actual results to differ materially from those contained in any such forward-looking statements.

A.   INVESTMENT AND BUSINESS RISKS

     1. Lack of Liquidity. There is currently no established trading market for the Shares and we have no plans to liquidate by selling all of our assets and distributing the proceeds to our shareholders. Although we intend to seek to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered hereby, there can be no assurance that those efforts will be successful or that an established trading market for the Shares will develop. As a result, you may not be able to resell your Shares or use them as collateral for a loan. Furthermore, even if a market for the sale of Shares develops, you may experience a substantial loss on the sale of those Shares. Consequently, the purchase of Shares should be considered only as a long-term investment. See "Who May Invest".

     2. Increased Risk of Default in Non-Conforming Loans. We are in the business of lending money and, as such, take the risk of defaults by the borrower. Most, if not all, of the Residential Mortgages and Contracts for Deed that we purchase will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will involve borrowers who do not satisfy all of the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing. See "Investment Objectives and Policies - Investment Policy". Accordingly, the risk of default by the borrower in those "non-conforming loans" is higher than the risk of default in loans made to persons who qualify for conventional mortgage financing. If the borrower defaults on a Residential Mortgage, we may be forced to purchase the property at a foreclosure sale. If the borrower defaults on a Contract for Deed, we may be forced to forfeit or cancel the borrower's interest in that Contract for Deed and eliminate the borrower's interest in that property. If we cannot quickly sell or refinance that property, and the property does not produce any significant income, our profitability will be adversely affected. See "Risk Factors - Risk of Loss on Non-Insured, Non-Guaranteed Mortgage Loans" and "Risk Factors - Bankruptcy of Borrowers May Delay or Prevent Recovery".

     3. Fees Payable to the Advisor and Affiliates. The Advisor and its Affiliates will receive substantial compensation from the sale of our Shares and our operations, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor equal to 3% of the principal amount of each Residential Mortgage or Contract for Deed we acquire (no Acquisition Fees are paid with respect to Interim Mortgages); (3) loan servicing fees payable to SCMI; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor. These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates. The structure of those fees may cause conflicts of interest between us, the Advisor and its Affiliates. In addressing these conflicts of interest, the Trustees, the President and the Advisor will be required to abide by their fiduciary duties to us and our shareholders. See "Conflicts of Interest" and "Fiduciary Responsibilities of Trustees".
                                  Page 5
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     4.  Purchase of Mortgage Investments from Affiliates.  We intend to acquire our Mortgage Investments from several sources, including SCMI and CRC, Affiliates of the Advisor. See "Management - SCMI." The amount of Mortgage Investments that we will acquire from SCMI and CRC cannot be determined at this time and will depend upon the amount of funds we have available to invest and the amount of Mortgage Investments that are available from SCMI and CRC or other sources at the time we have funds to invest. At this time, SCMI and CRC are the only Affiliates that are expected to sell Mortgage Investment to us. During the year ended December 31, 1997, of the 71 Residential Mortgages we acquired, 62 were purchased from SCMI. The 62 mortgages had an unpaid principal balance of $2,440,000. The other nine Residential mortgages were acquired from private individuals, representing an unpaid principal balance of $354,000. As of December 31, 1997, we had a total of 30 Interim Mortgages with an aggregate $877,275 principal balance. All of these loans were acquired from SCMI. During the year ended December 31, 1998, of the 171 Residential Mortgages and 30 Contracts for Deed that were acquired, 125 Residential Mortgages and 7 Contracts for Deed were purchased from SCMI. They had an unpaid principal balance of $5,447,000 and $299,000, respectively. The other 46 Residential Mortgages and 23 Contracts for Deed were acquired from private individuals, representing unpaid principal balances of $2,005,000 and $982,000, respectively. At the year ended December 31, 1998, we had 102 Interim Mortgages with an aggregate $3,285,023 principal amount. Ninety-seven of the Interim Mortgages were acquired from CRC, representing $3,169,591 principal investment. Due to the affiliation between the Advisor, SCMI and CRC and the fact that SCMI and CRC may make a profit on the sale of Mortgage Investments to us, the Advisor will have a conflict of interest in determining if Mortgage Investments should be purchased from SCMI or CRC or unaffiliated third parties. However, all Mortgage Investments purchased from SCMI, CRC or other Affiliates will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates".

     5. Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between ourselves and the Advisor or its Affiliates are not the result of arm's-length negotiations. However, the majority of the Trustees are Independent Trustees and all of the Trustees may be removed, with or without cause, by the holders of a majority of the outstanding Shares. The Advisor may be removed for cause by a majority of such Independent Trustees without ratification by the shareholders. See "Risk Factors - Shareholders Must Rely on Management", "Summary of Declaration of Trust -Trustees", "Management - Summary of the Advisory Agreement" and "Fiduciary Responsibilities of Trustees".

     6. Competition for the Time and Services of Common Officers and Trustees. We will rely on the Advisor and its Affiliates for supervision of the management of our operations. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those that we will purchase. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between those entities. The Trustees, the President and the Advisor will devote such time to our affairs and to the other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities. In exercising that discretion, they must act in good faith and in compliance with their fiduciary obligations to us. See "Management" and "Fiduciary Responsibilities of Trustees".

     The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibilities to us and to all other entities to which they or their officers or Affiliates are responsible. See "Management - the Advisor".

     7. Competition with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with us and which may have the same management personnel as we
                              Page 6
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do.  To the extent that any other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (which we will collectively refer to herein as the "Affiliated Programs") have funds available for investment at the same time as we do and a potentially suitable investment has been offered to us or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any of the other Affiliated Programs, the Advisor will initially review our investment portfolio and the investment portfolios of each of those Affiliated Programs and will determine whether or not that investment should be made by us or by the Affiliated Program. That decision will be based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property that is the subject of that Mortgage Investment, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (and also the allocation method described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to us. See "Summary of Declaration of Trust - Responsibility of Trustees".

     If the Advisor or its Affiliates establish new Affiliated Programs after the date of this prospectus, and the making of a Mortgage Investment appears equally appropriate for us and one or more of such subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.

     Further, our Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or the account of others originate and acquire Mortgage Investments similar to the Mortgage Investments that we will purchase. The Trustees and the Advisor are, however, subject to a fiduciary duty to us and our shareholders. See "Fiduciary Responsibility of Trustees". Each Trustee, on his own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to us before recommending or presenting such opportunities to others or taking advantage of those opportunities on their own behalf, except as otherwise described with respect to Affiliated Programs or in connection with the existing business of SCMI and CRC. See "Management
- Summary of the Advisory Agreement". Except as described above, and subject to their fiduciary duty to us and our shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to us any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by us.

     The Advisor may also have conflicts of interest between us and any other Affiliates of the Advisor when we attempt to sell Mortgage Investments, as well as in other circumstances.

     See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of Trust".

     8. Additional Conflicts with Affiliates. Although we do not presently expect to do so, we are permitted to invest in mortgage loans on properties owned by Affiliates. However, we may only do so if those transactions are approved by a majority of the Trustees who are not otherwise interested in the transactions and they determine that those transactions are fair and reasonable to us and on terms and conditions that are not less favorable to us than those that are available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

     9. Unspecified Investment; Investors Cannot Assess Mortgage Investments. Other than the Mortgage Investments we already own, we have not made any commitments to invest in any specific Mortgage Investments. Therefore, you will not have an opportunity to evaluate any of the Mortgage Investments that we will purchase with the proceeds from the sale of additional Shares and must rely entirely on the judgement of Management. See "Investment Objectives and Policies" and "Management".

     10. Lack of Diversification. We will sell a maximum of 2,500,000 Shares in this offering. As of December 31, 1998, we have sold 724,271 Shares for $14,485,420. We can terminate the offering at any time in our sole discretion for any reason whatsoever. In the event we do not sell any additional Shares,
                                  Page 7
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our ability to reduce our risk of loss by spreading that risk over a larger number of Mortgage Investments would be reduced. See "Estimated Use of Proceeds".

11. Experience of Management The Advisor was formed for the purpose of advising us in the selection and purchase of Mortgage Investments and has performed those duties for us since we commenced operations. The Trustees, the President and the management team of the Advisor have considerable expertise in the acquisition and management of mortgage assets, mortgage finance, asset/liability management, public company management and administration and the management of corporations in the real estate lending business. However, although the Trustees, the President and the officers, directors and shareholders of the Advisor have had substantial prior experience in connection with the types of investments we make and the administration of those investments, they have not previously sponsored nor managed any private or public real estate investment programs and, except for their services to us, do not have any experience in the management of a REIT. See "Risk Factors - Shareholders Must Rely on Management" and "Management - The Advisor".

     12. Limited Experience of Selling Group Manager. First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the offering, is a broker-dealer that has not previously participated as a broker-dealer in a public offering of securities. As a result, other than its efforts in the sale of the Shares, the Selling Group Manager has no track record in selling publicly offered securities itself or in recruiting Selected Dealers to assist in the sale of publicly offered securities, which may make it more difficult for us to sell the Shares offered hereby. See "Risk Factors - Lack of Diversification". As of December 31, 1998, the Selling Group Manager had recruited 8 Selected Dealers to assist in the sale of the Shares. However, the Selling Group Manager has no experience in helping to establish and support a public trading market for securities after those securities are sold, which may make it more difficult for a public trading market to develop for the Shares. See "Risk Factors - Lack of Liquidity".

     13. Selling Group Manager is an Affiliate of the Advisor. First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the offering, is an Affiliate of the Advisor. See "Management - the Advisor". As an Affiliate of the Advisor, the Selling Group Manager may experience a conflict in performing its obligations to exercise due diligence with respect to the statements made in this prospectus.

     14. Delays in Investment Could Reduce Return to Investors. We may be delayed in making Mortgage Investments due to delays in the completion of the underwriting process, delays in obtaining the necessary purchase documentation, a shortage of suitable investments or other factors. During the time our funds are held pending investment in Mortgage Investments, those funds will be invested in temporary investments. See "Investment Objectives and Policies - Temporary Investments ". Temporary investment of funds pending investment in Mortgage Investments may result in a lower rate of return.

     15. Shareholders Must Rely on Management. The Trustees will be responsible for our management, but employ the President to manage our day to day affairs. The Trustees retain the Advisor to use its best efforts to seek out and present to us a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of our Declaration of Trust, the power and duty to: (1) develop underwriting criteria and a model for our investment portfolio; (2) acquire, retain or sell Mortgage Investments; (3) seek out, present and recommend investment opportunities consistent with our investment policies and objectives, and negotiate on our behalf with respect to potential investments or the disposition thereof; (4) pay our debts and fulfill our obligations, and handle, prosecute and settle any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (5) obtain for us such services as may be required for mortgage brokerage and servicing and other activities relating to our investment portfolio; (6) evaluate, structure and negotiate prepayments or sales of Mortgage Investments; (7) from time to time, or as requested by the Trustees, make reports to us as to its performance of the foregoing services and (8) to supervise other aspects of our business. Our success will, to a large extent, depend on the quality of the management provided by the Advisor,
                               Page 8
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particularly as it relates to evaluating the merits of proposed investments.
Although our shareholders elect our Trustees annually, shareholders have no right or power otherwise to take part in our management, except to the extent permitted by the Declaration of Trust. Accordingly, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management and control of our business to the Trustees, the President and the Advisor. See "Management".

     16. Limited Ability to Meet Fixed Expenses. Our operating expenses, including certain compensation to our President, servicing and administration expenses payable to an Affiliate and unaffiliated mortgage servicers and the Independent Trustees, must be met regardless of our profitability. See "Management Compensation" and "Management". We are also obligated to distribute 95% of our REIT Taxable Income (which may under certain circumstances exceed our Cash Flow) in order to continue to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Considerations - Qualification as a REIT". Accordingly, it is possible that we may be required to borrow funds or liquidate a portion of our investments in order to pay our expenses or to make the required cash distributions to shareholders. Although we generally may borrow funds, there can be no assurance that such funds will be available to the extent, and at the time, required by us. See "Summary of Declaration of Trust - Restrictions on Borrowing".

     17. Investment Company Regulatory Considerations. We are not a mutual fund or any other type of investment company subject to the registration and regulatory provisions of the Investment Company Act of 1940 (the "Investment Company Act"). The Trustees will attempt to monitor the proportion of our portfolio which is placed in various investments so that we do not come within the definition of an investment company under the Investment Company Act. As a result, we may have to forego certain investments which would produce a more favorable return.

     18. Anti-Takeover Considerations and Restrictions on Share Accumulation. Provisions of the Maryland corporation law that apply to us make it more difficult for others to engage in a business combination with us and place restrictions on persons acquiring more than 10% of our outstanding Shares. Further, in order for us to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares and provides that Shares held by one shareholder in excess of 9.8% of the total Shares outstanding no longer entitle the shareholder to vote or receive Distributions. Those restrictions are more fully described in the section of this prospectus entitled "Summary of Declaration of Trust - Description of the Shares". While these restrictions are designed to prevent any five individuals from owning more than 50% of the Shares, they would also discourage others from attempt to gain control of us. The restrictions and provisions under law and these adopted by us may also (1) deter individuals and entities from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Summary of Declaration of Trust".

     19. Limited Liability of Trustees And Officers. Our Declaration of Trust provides that our Trustees and officers shall have the fullest limitation on liability permitted by the laws of the State of Maryland. Pursuant to the Maryland statute under which we were formed, a Trustee is not personally liable for our obligations except, if a Trustee otherwise would be liable, that provision does not relieve the Trustee from any liability to us or our shareholders for any act that constitutes: (1) bad faith; (2) willful misfeasance; (3) gross negligence; or (4) reckless disregard of the Trustee's duties. However, as permitted by the Maryland statute, our Declaration of Trust further limits the liability of our Trustees and officers by providing that the Trustees and the officers shall be liable to us or our shareholders only (1) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate
                               Page 9
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dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to us or to our shareholders shall be limited to equitable remedies, such as injunctive relief or rescission, and shall not include the right to recover money damages. As a result of that limitation on liability, we and our shareholders may be limited in our ability to recover from our Trustees and officers for any damages caused by a breach of the duties those persons owe to us.

     20. Majority Rule Prevails. Shareholders by a majority vote may take certain actions, including termination of our existence or approving amendments to our Declaration of Trust, except for such actions and amendments that require supermajority approval. See "Summary of Declaration of Trust - Termination" "- Amendment of the Declaration of Trust" and "- Restrictions on Certain Conversion Transactions and Rollups". Any such change, if approved by the holders of the requisite number of Shares, would be binding on all non-consenting shareholders. Certain of these provisions may discourage or make it more difficult for a person to acquire control of us or to effect a change in our operation.

     21. Short Term Investments; Fixed Rate Trading. Pending acquisition of Mortgage Investments, we are authorized to invest our funds in short term investments. We view short term investments as those with a maturity date which is less than 2 years. We expect to dispose of those short term investments in order to acquire Mortgage Investments and may incur a loss upon such disposition. Additionally, we will acquire fixed rate instruments for both short term investments and Mortgage Investments. We may dispose of these fixed rate instruments, for, among other purposes, acquiring other Mortgage Investments, or liquidating our portfolio. See "Investment Objectives and Policies - Temporary Investments".

     22. Risk of Potential Future Offerings. We may in the future increase our capital resources by making additional offerings of Shares on terms deemed advisable by our Trustees. Depending upon the terms upon which any additional Shares might be offered, the effect of additional equity offerings may be the dilution of the equity of our shareholders or the reduction of the price of our Shares, or both. We are unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

B.  OPERATIONS RISKS

     23. Economic Risks. The results of our operations are affected by various factors, many of which are beyond our control. The results of our operations depend on, among other things, the level of net interest income generated by our Mortgage Investments, the market value of those Mortgage Investments and the supply of and demand for those Mortgage Investments. Our net interest income varies primarily as a result of changes in short-term interest rates, borrowing costs and prepayment rates, the behavior of which involve various risks and uncertainties as set forth below. Interest rates, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Investments, the geographic location of the properties securing the Mortgage Investments, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty. Because changes in interest rates may affect our activities, our operating results depend, in large part, upon our ability effectively to manage our interest rate risks while maintaining our status as a REIT. See "Risk Factors - Fluctuations in Interest Rates May Affect Return on Investment".

     24. Fluctuations In Interest Rates May Affect Return On Investment. Recent years have demonstrated that mortgage interest rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our Mortgage Investments, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. See "Risk Factors - Lack of Liquidity". Furthermore, interest rate fluctuations may have a particularly adverse effect if we used money borrowed at variable rates to fund fixed rate Mortgage Investments. In that event, if prevailing interest rates rise, our cost of money could exceed the income we earned from that money, thus reducing our profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or causing a default if we cannot cover the debt on the borrowed money.

     25. Risk of Loss on Non-Insured, Non-Guaranteed Mortgage Loans. We generally do not intend to obtain credit enhancements for our Mortgage Investments, because the majority, if not all, of those mortgage loans will be "non-conforming" in that they will not meet all of the underwriting criteria required for the sale of the mortgage loan to a federally owned or guaranteed mortgage agency. Accordingly, during the time we hold Mortgage Investments for which third party insurance is not obtained, we will be subject to the general risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any Mortgage Investment held by us, including, without limitation, defaults resulting from declining property values and worsening economic conditions, we would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgage property and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowings and would have to be financed by us out of other funds until those loans are ultimately liquidated, which could cause increased financing costs and reduced net income or a net loss. See "Certain Legal Aspects of Mortgage Loans".

     26. Bankruptcy Of Borrowers May Delay Or Prevent Recovery. The recovery of money owed to us may be delayed or impaired by the operation of the federal bankruptcy laws. Any borrower has the ability to delay a foreclosure sale for a period ranging from a few months to several months or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on our profitability. See "Certain Legal Aspects of Mortgage Loans".

     27. Ability to Acquire Mortgage Investments; Competition and Supply. In acquiring Mortgage Investments, we will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Investments, most of which will have greater financial resources than we do. In addition, there are mortgage REITs similar to us, and others may be organized in the future. Some of these entities can be expected to have substantially greater experience in originating or acquiring Mortgage Investments than the Advisor and we have. The effect of the existence of additional potential purchasers of Mortgage Investments may be to increase competition for the available supply of Mortgage Investments suitable for purchase by us. See also "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments".

     28. Environmental Liabilities. In the event that we are forced to foreclose on a defaulted Mortgage Investment to recover our investment, we may be subject to environmental liabilities in connection with that real property which may cause its value to be diminished. While we intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during our ownership or after a sale of that property to a third party. If those hazardous substances are discovered on a property, we may be required to remove those substances or sources and clean up the property. There can be no assurances that we would not incur full recourse liability for the entire cost of any removal and clean up, that the cost of such removal and clean up would not exceed the value of the property or that we could recover any of those costs from any third party. We may also be liable to tenants and other users of neighboring properties. In addition, we may find it difficult or impossible to sell the property prior to or following any such clean up. See "Certain Legal Aspects of Mortgage Loans - Environmental Risks".

     29. Risk of Leverage. Subject to certain restrictions described in "Summary of Declaration of Trust - Restrictions on Borrowing", including the affirmative vote of the Independent Trustees, we would be allowed to incur financing with respect to the acquisition of Mortgage Investments in an aggregate amount not to exceed 50% of our Net Assets. The effect of leveraging is to increase the risk of loss. The higher the rate of interest on the financing, the more difficult it would be for us to meet our obligations and the greater the chance of default. That financing may be secured by liens on our Mortgage Investments. Accordingly, we could lose our Mortgage Investments if we default on the indebtedness. To the extent possible, such debt will be of non-recourse type, meaning that we will not be liable for any deficiency between the proceeds of a sale or other disposition of the Mortgage Investments and the amount of the debt. See "Investment Objectives and Policies - Borrowing Policies".

     30. Reliance On Appraisals Which May Not Be Accurate Or Which May Be Affected By Subsequent Events. Since we are an "asset" rather than a "credit" lender, we will rely primarily on the real property securing the Mortgage Investments to protect our investment. Thus, we will rely on appraisals and Broker Price Opinions ("BPO's"), to determine the fair market value of real property used to secure the Mortgage Investments we purchase. See "Investment Objectives and Policies - Underwriting Criteria". No assurance can be given that such appraisals or BPO's will, in any or all cases, be accurate. Moreover, since an appraisal or BPO is given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, we may not be able to recover our entire investment.

     31. Mortgages May Be Considered Usurious. Most, if not all, of the Mortgage Investments we will purchase will not be exempt from state usury laws and thus there exists some uncertainty with respect to mortgage loans in states with restrictive usury laws. However, we anticipate that we will only purchase Mortgage Investments if they provide that the amount of the interest charged thereon will be reduced if, and to the extent that, the interest or other charges would otherwise be usurious. See "Certain Legal Aspects of Mortgage Loans - Applicability of Usury Laws".

     32. Risks of Bankruptcy of Mortgage Servicer. Our Residential Mortgages and Contracts for Deed will be serviced by SCMI or by other entities. We intend to obtain fidelity bonds and directors' and officers' indemnity insurance to lower risks of liability from the actions of such entities. However, there may be additional risks in the event of the bankruptcy or insolvency of any of those entities or in the event of claims by their creditors. Those additional risks which would not be present if we were qualified in all instances to service our Residential Mortgages and Contracts for Deed directly. For example, SCMI will, from time to time, receive on our behalf, payments of principal, interest, prepayment premiums and sales proceeds. In the event of bankruptcy or insolvency of SCMI, its creditors could seek to attach those funds to pay of their claims against SCMI. That could delay payment of those funds to us. If SCMI or any other entities acting on our behalf hold these payments in segregated accounts as they are contractually obligated to do, then the Advisor believes any such claim should be resolved in our favor as the beneficial owner.

C.  TAX RISKS

     33. Material Tax Risks Associated With Investment In Shares. An investment in Shares involves material tax risks. Each prospective purchaser of Shares is urged to consult his own tax adviser with respect to the federal (as well as state and local) income tax consequences of that investment. For a more detailed description of the tax consequences of an investment in Shares. See "Federal Income Tax Considerations".

     34. Risk of Inability to Qualify as a REIT. We were organized and conduct our operations in a manner that we believe will enable us to be taxed as a REIT under the Internal Revenue Code (the "Code"). To qualify as a REIT, and thereby avoid the imposition of federal income tax on any income we distribute to our shareholders, we must continually satisfy three income tests, two asset tests and one distribution test. See "Federal Income Tax Considerations - Qualification as a REIT". We have received an opinion of our legal counsel that it is more likely than not that we will qualify as a REIT.
 See "Risk Factors - Limitations on Opinion of Counsel as to Tax Matters" and "Federal Income Tax Considerations - General".

     If, in any taxable year, we fail to distribute at least 95% of our taxable income, we would be taxed as a corporation and distributions to our shareholders would not be deductible in computing our taxable income for federal income tax purposes. Because of the possible receipt of income without corresponding cash receipts due to timing differences that may arise between the realization of taxable income and net cash flow (e.g. by reason of the original issue discount rules) or our payment of amounts which do not give rise to a current deduction (such as principal payments on indebtedness) it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 95% of our taxable income. In that event, we could declare a consent dividend or we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required Distributions to shareholders, or satisfy our tax liabilities, including the possible imposition of a 4 percent excise tax. There can be no assurance that such funds will be available to the extent, and at the time, required by us. In the event of any adjustment of deductions of gross income by the IRS we could declare a deficiency dividend. See "Federal Income Tax Considerations - Qualification as a REIT - Distributions to Shareholders".

     If we were taxed as a corporation, our payment of tax would substantially reduce the funds available for distribution to shareholders or for reinvestment and, to the extent that Distributions had been made in anticipation of our qualification as a REIT, we might be required to borrow additional funds or to liquidate certain of our investments in order to pay the applicable tax. Moreover, should our election to be taxed as a REIT be terminated or voluntarily revoked, we may not be able to elect to be treated as a REIT for the following four year period. See "Federal Income Tax Considerations - Qualification as a REIT".

     35. Restrictions on Maximum Share Ownership. In order for us to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares. These restrictions may (1) deter others from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Summary of Declaration of Trust - Restriction on Transfer of Shares" and "Risk Factors - Anti-Takeover Considerations and Restrictions on Share Accumulation".

     36. Limitations on Opinion of Counsel as to Tax Matters. As set forth more fully in "Federal Income Tax Considerations - General", our attorneys have expressed their opinion based on the facts described in this prospectus, on the Declaration of Trust, and on certain representations by us and the Advisor, that it is more likely than not (1) that we will qualify as a REIT; and (2) that Distributions to a Shareholder which is a Tax-Exempt Entity will not constitute unrelated business taxable income ("UBTI"), provided that Shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code. Our attorneys have not given an opinion as to certain other issues because of the factual nature of those issues or the lack of clear authority in the law. Accordingly, there may be a risk that our treatment of certain tax items could be challenged by the IRS and that we or our shareholders could be adversely affected as a result. It should be noted, in any event, that our attorneys' opinions are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change, which may be retroactive, and, further, are not in all cases binding on the IRS.

D.  ERISA RISKS

     37. Risks Of Investment By Tax-exempt Investors. If you are a plan fiduciary of a trust or a pension or profit-sharing plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider the following items before deciding whether to purchase
Shares: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since Shares are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the Shares; (iii) whether interests in us or the underlying assets owned by us constitute "plan assets" for purposes of Section 4975 of the Code and (iv) whether the "prohibited transaction" rules of ERISA would apply and prohibit certain of the contemplated transactions between us and the Advisor or its Affiliates. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Shares from year to year, since there will not be a market for the Shares and the appreciation of any property may not be shown in the value of the Shares until we sell or otherwise disposed of our investments See "ERISA Considerations".

                              THE COMPANY

     We are a Maryland real estate investment trust formed on July 12, 1996. We invest in Residential Mortgages, Contracts for Deed and Interim Mortgages financed by the proceeds of this offering. We seek to produce net interest income on our portfolio of Mortgage Investments while maintaining strict cost controls in order to generate net income for monthly distribution to our shareholders. We intend to continue to operate in a manner that will permit us to continue to qualify as a REIT for federal income tax purposes. As a result of that REIT status, we are permitted to deduct dividend distributions to shareholders, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to stockholders in the form of dividends. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders". Our principal executive offices are located at 1701 N. Greenville, Suite 403, Richardson, Texas 75081, telephone (972) 705-9805 or (800) 955-7917, facsimile (972) 705-9304.

     We are self-administered by our President who manages our day-to-day operations, subject to the supervision of our Board of Trustees. Our Advisor is Mortgage Trust Advisors, Inc. The Advisor has been retained to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with the investment programs the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management".

     Our Trustees, our President and the management team of the Advisor have considerable expertise in the acquisition and management of mortgage assets, mortgage finance, asset/liability management, public company management and administration and the management of corporations in the real estate lending business.
                                Page 14

                             INVESTMENT PORTFOLIO

     The following table sets forth certain information about our portfolio of Mortgage Investments in the aggregate as of December 31, 1998 and 1997.

                                         12/31/98         12/31/97
Residential Mortgages
Number                                        243                72
Interest rate                              11.46%            11.39%
Principal balance (1)                 $10,276,000        $2,824,000
Remaining term (1)                     326 Months        308 Months
Current Yield (1)                          12.14%            12.20%
Investment to Value ratio (1)(2)           83.50%            83.49%

Contracts for Deed
Number                                         30                 0
Interest rate                              11.49%                 0
Principal balance (1)                  $1,281,000                 0
Remaining term (1)                     348 Months                 0
Current Yield (1)                          11.71%                 0
Investment to Value ratio (1)(2)           89.30%                 0

Interim Mortgages
Number                                        102               30
Interest rate                              12.78%           16.75%
Principal balance (1)                  $3,285,000         $877,000
Remaining term (1)                    10.8 Months       9.7 Months
Current Yield (1)                          13.04%           16.98%
Investment to Value ratio (1)(2)              50%              46%

(1) These amounts were determined at the time the Mortgage Investments were purchased.

(2) The Investment to Value ratio is determined at the time a Mortgage Investment is bought and is determined by dividing the amount paid to buy that Mortgage Investment by the value of the underlying real estate that is security for that Mortgage Investment.

     As of December 31, 1998 we had 11 Mortgage Investments (representing 2.9% of our total portfolio) that were in default. All of those Mortgage Investments were covered by the recourse provisions under which they were purchased. As a result of the recourse provisions, we did not experience a loss of interest income because of the defaults.

     All of the properties that are security for the Residential Mortgages and Interim Mortgages are located in Texas. Each of the properties is adequately covered by a mortgagees title insurance policy and hazard insurance.
                                  Page 15

                            SELECTED FINANCIAL DATA

     The following table contains certain selected financial data and is qualified by the more detailed Financial Statements and notes thereto included elsewhere in this prospectus. The Balance Sheet Data as of December 31, 1998 and 1997, and the Statement of Operations Data for the year ended December 31, 1998 and 1997 have been derived from our financial statements for such years, which have been audited by Jackson & Rhodes P. C., independent public accountants, and are included elsewhere in this prospectus. This data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included in this prospectus.

                                                Years Ended
                                                December 31,
                                            1998           1997

OPERATING DATA:
Total revenues                          $ 1,131,154    $  172,027
Total expenses                              114,619       (27,573)

Net income                                1,016,535       199,600

Net income per Share                           2.12          2.66

Weighted average Shares outstanding         480,057        75,089

                                                   As of
                                                December 31,
                                            1998           1997

BALANCE SHEET DATA:
Cash                                    $    58,054    $      248
Residential mortgages                    11,159,863     2,722,036
Interim mortgages                         3,285,023       877,275

Total assets                             14,658,939     3,654,608

Bank loan                                 1,484,308       138,000
Total liabilities                         1,606,991       172,682

Total shareholders' equity               13,051,948     3,481,926

                              Page 16

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION OF THE COMPANY

     The following table sets forth certain information about the Mortgage Investments that we purchased during the periods set forth below.

                                                Years Ended
                                                December 31,
                                            1998           1997

Residential Mortgages
Purchase Price                          $ 7,058,000    $2,608,000
Total Number                                    171            71
Number Purchased From Affiliates                125            62
Number Purchased From Other Sources              46             9
Interest Rate                                11.48%        11.38%
Aggregate Principal Balance             $ 7,452,000    $2,794,000
Average Principal Balance                   $43,600       $39,400
Remaining Term (1)                       333 months    308 months
Current Yield (1)                            12.12%        12.20%
Purchase Price/ Principal Balance (1)        94.71%        93.33%
Investment to Value Ratio (1)(2)             83.61%        83.53%

Contracts for Deed
Purchase Price                           $1,257,000             0
Total Number                                     30             0
Number Purchased From Affiliates                  7             0
Number Purchased From Other Sources              23             0
Interest Rate                                11.49%             0
Aggregate Principal Balance              $1,281,000             0
Average Principal Balance                   $42,700             0
Remaining Term (1)                              348             0
Current Yield (1)                            11.71%             0
Purchase Price/ Principal Balance (1)        98.12%             0
Investment to Value Ratio (1)(2)             89.34%             0

Interim Mortgages
Purchase Price                           $3,285,000    $  877,000
Total Number Participated In                    227            32
Balance at Year End                             102            30
Number Purchased From Affiliates                227            32
Number Purchased From Other Sources               0             0
Interest Rate at year-end                    12.78%        16.75%
Remaining Term (1)                      10.8 Months   9.7  months
Current Yield at year-end(1)                 13.04%        16.98%
Purchase Price/ Principal Balance (1)          100%          100%
Investment to Value Ratio (1)(2)                46%           50%

(1) These amounts were determined at the time the Mortgage Investments were purchased.

(2) The Investment to Value ratio is determined at the time a Mortgage Investment is acquired and is determined by dividing the amount paid to acquire that Mortgage Investment by the value of the underlying real estate that is security for that Mortgage Investment.


RESULTS OF OPERATIONS - THE YEARS ENDED DECEMBER 31, 1998 AND 1997

     We were formed on July 12, 1996, however our business operations commenced in March 1997 when the Securities and Exchange Commission issued its order of registration for our initial public offering of Shares.

     During 1998, we purchased 171 Residential Mortgages with an unpaid principal balance of $7,452,000, as of the dates of purchase, for a discounted price of $7,058,000. One hundred twenty-five of the Residential Mortgages were purchased from SCMI and 46 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.48%, a current annual yield of 12.12%, and an investment-to-value ratio of 83.6% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage had an unpaid principal balance of $43,600, a term remaining of 333 months, and was purchased at a discount from face value for 94.7% of the unpaid principal balance of the Mortgages as of the purchase dates. This compares to 1997, during which we purchased 71 Residential Mortgages with an unpaid principal balance of $2,794,000, as of the dates of purchase, for a discounted price of $2,608,000. Sixty-two of the Residential Mortgages were purchased from SCMI and 9 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.38%, a current annual yield of 12.20%, and an investment-to-value ratio of 83.5% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage acquired in 1997 had an unpaid principal balance of $39,400, a term remaining of 308 months, and was purchased at a discount from face value for 93.3% of the unpaid principal balance of the Mortgages as of the purchase dates.

    During 1998, we purchase 30 Contracts for Deed with an unpaid principal balance of $1,281,000, as of the dates of purchase, for a discounted price of $1,257,000. Seven of the Contracts for Deed were purchased from SCMI and 23 were purchased from unaffiliated third parties. The Contracts for Deed had a blended annual interest rate of 11.49%, a current annual yield of 11.71%, and an investment-to-value ratio of 89.3% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Contract for Deed had an unpaid principal balance of $42,700, a term remaining of 348 months, was purchased at a discount from face value for 98.1% of the unpaid principal balance of the contracts as of the purchase dates. We did not acquire Contracts for Deed in 1997.

     As of December 31, 1998, our mortgage portfolio in the aggregate consisted of 243 Residential Mortgages and 30 Contracts for Deed. As of the dates of purchase, the portfolio had an unpaid principal balance of $11,557,000, and was purchased for a discounted price of $10,950,000 (94.75% of the unpaid principal balance). One hundred ninety-five of the loans were purchased from SCMI and 78 were purchased from unaffiliated third parties. The average loan in the portfolio had an interest rate of 11.46%, an unpaid principal balance of $42,300, a term remaining of 328 months, and a current annual yield of 12.09%, and an investment-to-value ratio of 84.1% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.)

     In 1998 we participated in 227 Interim Mortgages, of which 125 were paid in full during the twelve month period and 102 remained active at December 31, 1998. As of December 31, 1998 we had $3,285,000 invested in our active Interim Mortgages. Those Interim Mortgages had an average interest rate of 12.78%, a term remaining of 10.8 months and an annual current yield of 13.04%. The loan-to-value ratio of the portfolio did not exceed 50%.
This compares to 1997 during which we participated in 32 interim loans, of which two were paid in full during the twelve month period and 30 remained active at year-end. At December 31, 1997 we had $877,000 in our active Interim Mortgages. The Interim Mortgages had an average interest rate of 16.75%, a term remaining of 9.7 months and an annual current yield of 16.98%. The loan-to-value ratio of the portfolio did not exceed 50%.

     All of the properties that are security for the Residential Mortgages and Interim Mortgages were located in Texas. Each of the properties was adequately covered by a mortgagee title insurance policy and hazard insurance.

     Our Mortgage Investments generated $1,131,154 and $172,027 of total revenues in 1998 and 1997, respectively. The increase in revenues for 1998 was attributed to the significant increase in Mortgage Investments we purchased using Net Offering Proceeds derived from the sale of our Shares during 1998. The sale of 531,763 of our Shares in 1998 compared to 192,508 in 1997 generated

Net Offering Proceeds of $9,512,292 in 1998 compared with $3,444,989 in 1997. Expenses of $314,901 in 1998 were offset by reimbursement from the Advisor to us of $202,282. Expenses of $122,556 in 1997 were offset by reimbursement from the Advisor of $105,212 for 1997 and an additional $44,917 as reimbursement for a portion of the 1996 overhead expenses. The increase in expenses from 1997 to 1998 was attributed to a dramatic increase in operating activities during a full year of operations, including the legal and accounting costs to audit the Company's financial statements and to comply with state and federal reporting requirements, and the costs of printing quarterly and annual reports to our Shareholders. Overhead expense reimbursement from our Advisor commenced when we entered into a Funding Agreement which provides that the Advisor will fund all of our general and administrative expenses. In turn, we will contribute to the Advisor, as a contribution to the Advisor's overhead costs, on a monthly basis, an amount equal to one-half of 1% of our Average Invested Assets for the immediately preceding month. Our total contributions to the Advisor shall not exceed the lesser of (a) the total of general and administrative expenses funded by the Advisor, or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. The result of increased revenues less net expenses was net income of $1,016,535 for the year ended December 31, 1998 and $199,600 for the year ended December 31, 1997. Earnings per share were $2.12 for 1998 and $2.66 for 1997.

     We began making distributions to our shareholders on September 29, 1997. Monthly distributions have continued each month thereafter. Distributions for the year ended December 31, 1998 and December 31, 1997 resulted in an annualized rate of return for Shareholders of 10.3% and 10.2%, respectively.

CAPITAL RESOURCES AND LIQUIDITY

     We utilize funds available from the sale of Shares and funds available on our bank lines of credit for the purchase of Mortgage Investments. During 1998 we sold 531,763 Shares resulting in Gross Offering Proceeds of $10,635,260 and Net Offering Proceeds (after the deduction of selling commissions and fees) of $9,512,292 (89.4% of gross proceeds). This compares to 192,508 Shares sold during 1997, resulting in Gross Offering Proceeds of $3,850,160 and Net Offering Proceeds of $3,444,989 (89.5% of gross proceeds). During this offering, and as of December 31, 1998, we have sold a total of 724,271 Shares for Gross Offering Proceeds of $14,485,420 and Net Offering Proceeds to us (after the deduction of selling commissions and fees) of $12,955,786 (89.4% of gross proceeds).

     On March 27, 1998 we renewed and increased our Revolving Loan Agreement (the "Loan Agreement") with our lending bank wherein we can borrow up to $500,000 on a revolving basis for a term of one year from the date of the Agreement. Interest on the outstanding principal balance of the loan is paid monthly at a varying rate per annum which is one and one-half percent (1-1/2%) in excess of that bank's prime rate of interest. The outstanding balance of the line of credit at December 31, 1998 was $389,000. We use the line of credit to purchase Mortgage Investments prior to the receipt of funds from the next Interim Closing of the sale of Shares.

     On October 28, 1998 we entered into a Revolving Loan Agreement (the Legacy Agreement") with Legacy Bank of Texas, a Texas State Bank ("Legacy"), wherein we can borrow up to $1,500,000 on a revolving basis for a term of one year from the date of the Legacy Agreement. Interest on the outstanding principal balance of the loan is paid monthly at a varying rate per annum which is 1-1/2% above the "Wall Street Journal Prime" rate of interest. As security for the prompt satisfaction of all obligations of the Legacy Agreement, we have pledged through collateral assignment $3,000,000 of Residential Mortgages. As of December 31, 1998 the outstanding balance on the Legacy line of credit was $1,095,308. We use the line of credit to purchase Mortgage Investments prior to the receipt of funds from the next Interim Closing of the sale of Shares.

     We have expanded the selling group to total eight broker/dealers, in addition to the Selling Group Manager, First Financial United Investments Ltd., L.L.P. We will continue to expand the selling group and register the shares in additional states as deemed appropriate by management.
                                  Page 19

                        INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     Our principal investment objectives are to invest the Net Offering Proceeds in Mortgage Investments consisting of Residential Mortgages, Contracts for Deed and Interim Mortgages secured by single family residential real estate. Those investments are expected to:

     (1)    produce net interest income;

     (2) provide monthly Distributions from, among other things, interest on Mortgage Investments; and

     (3) permit reinvestment of payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     There is no assurance that these objectives will be attained. See "Risk Factors".

INVESTMENT POLICY

     Our primary investment policy is to purchase the following types of mortgage investments: (1) first lien, fixed rate mortgages secured by single family residential property throughout the United States (which we refer to herein as "Residential Mortgages"); (2) the Seller's unencumbered interest in fixed rate Contracts for Deed (also known as land contracts) for the purchase of single family residential property throughout the United States (which we refer to herein as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes (which we refer to herein as "Interim Mortgages "). The Residential Mortgages, Contracts for Deed and the Interim Mortgages that we invest in are collectively referred to herein as the "Mortgage Investments". See "Certain Legal Aspects of Mortgage Loans" for a discussion concerning mortgages, deeds of trust, contracts for deed, foreclosure and certain risks related to an investment in mortgages.

     A significant portion of the home buying public is unable to qualify for government insured or guaranteed or conventional mortgage financing. Strict income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements serve to eliminate conventional financing alternatives for many working class home buyers. A large market of what are referred to as "B", "C", "D", and "DD" grade mortgage notes has been generated through utilization of non-conforming underwriting criteria for those borrowers who do not satisfy the underwriting requirements for government insured or guaranteed or conventional mortgage financing. Although there is no industry standard for the grading of those non-conforming loans, the grade is primarily based on the credit worthiness of the borrower.

     We intend to acquire what we consider to be "B", "C" and "D" grade mortgage loans. Typically non-conforming notes bear interest at above market rates consistent with the perceived increased risk of default. In practice, non-conforming notes experience their highest rate of default in the initial 12 months of the loan. We intend to reduce the rate and expense of early payment defaults through the adherence to investment policies that require the seller of a note to us with a payment history of less than 12 months to replace or repurchase any non-performing note and to reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs.

UNDERWRITING CRITERIA

     We will not originate loans, except to facilitate the resale of a foreclosed property. Funds awaiting investment in Mortgage Investments will be invested in government securities, money market accounts or other assets that are permitted investments for REITs. See "Investment Objectives and Policies - Temporary Investments".

     The underwriting criteria for our purchase of Mortgage Investments are as follows:

     1. Priority of Lien. All notes purchased must be secured by a first lien that is insured by a title insurance company. We will not purchase second liens or other subordinate or junior liens. Purchase of "wrap notes" will be permitted subject to loan to value ratios specified below. A "wrap note" is a secured lien note that "wraps" around an existing first lien and on which the holder has the right to service the first lien indebtedness. All Contracts for Deed must provide us with unencumbered title to the real estate collateral.

     2. Rate. The Advisor seeks to acquire Mortgage Investments that will provide us with a satisfactory net yield. Net yield is determined by the yield realized after payment of the note servicing fee (1/2 of 1% of note balance, annually) and administrative costs (estimated to be 1/2 of 1% of our average invested capital). See "Summary of Declaration of Trust - Limitation on Total Operating Expenses". The servicing and administrative cost burden is estimated to approximate 1% of the interest income. All rates will be fixed rates. We will not acquire adjustable rate loans. Some notes will be bought at a discount to increase their yield above the contractual rate. No notes will be purchased at a premium above the outstanding principal balance. This investment policy allows for acquisition of notes at various rates.

     3. Term and Amortization. There is no minimum term for the notes we acquire. The maximum term for Residential Mortgages and Contracts for Deed is 360 months and Interim Mortgages may not exceed 12 months in term. Amortization will vary from 0 (interest only on loans 12 months and less) to 360 months. Balloon notes are allowed, so the amortization period does not need to match the term. No amortization may exceed 360 months.

     4. Loan-to-Value Ratio. Except as set forth below, any loan purchased may not exceed a 85% loan-to-value ratio ("LTV"). Exceptions will be made for: (1) loans with LTV's in excess of 85% which may be purchased if discounted sufficiently to bring the Investment-To-Value Ratio to 85% or less (the value will be established by appraisal on unseasoned loans, and by broker price opinion (BPO) or appraisals not more than 12 months old on seasoned notes); (2) loans that have seller recourse through the 12th monthly payment or other guarantees or assurances as provided in 14 below; and (3) Interim
 Mortgages (loans to real estate investors for purchase of homes for resale) may be purchased if they will not exceed a 50% LTV and will have a maturity of one year or less. However, the President shall have the authority to purchase Interim Mortgages with a LTV ratio up to 60% on a case by case basis.

     5. Seasoning. Residential Mortgages and Contracts for Deed must have a minimum of 12 months payment history or will be required to have seller recourse through the twelfth payment. Those seller recourse agreements will require the seller of a Residential Mortgage or Contract for Deed to us to replace or repurchase any non-performing note and reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs. A note will be considered non performing if any portion of the principal, interest or escrow payment is 30 days past due. No seasoning is required for Interim Mortgages.

     6. Borrower, Loan and Property Information. A completed Uniform Residential Loan Application (FNMC form 1003, FDMC form 65), or other form acceptable to us must accompany each loan acquired. The Form must include property address, year built, square footage, type of construction, purchase price of the property, date of purchase, down payment and original loan amount, rate, term and amortization, borrower and co-borrower name, address, home and work telephone numbers, prior residence, prior mortgagee or landlord, current employer and, if employed less than one year at current employer, previous employer, monthly income and expense information, listing of assets and liabilities and a listing of three references, with phone numbers and addresses, including next of kin. In addition, each loan file should include a Verification of Employment (completed) and a Verification of Rent (completed), if applicable.

     7. Appraisals and BPO's. Each unseasoned loan must have an appraisal demonstrating a LTV ratio or Investment-To-Value Ratio of not more than 85% (subject to the exceptions set forth in 4 above). The appraisals may be limited in scope (not requiring interior inspection) but must be performed by appraisers approved by the Advisor. Each seasoned note must be accompanied by an appraisal or a Broker Price Opinion (not more than 12 months old), demonstrating a LTV ratio or Investment-To-Value Ratio not in excess of 85% (subject to the exceptions set forth in 4 above), and photographs of the property securing the loan.

     8. Credit. Payment histories reflecting no late payments (30 days +) for twelve consecutive months will be deemed a sufficient demonstration of creditworthiness of the borrower for seasoned notes. For unseasoned notes, the borrower must have the following:

  - Current credit report with acceptable explanations for any adverse ratings, no active bankruptcies, no prior foreclosures.
  - Employment, verified, with current employer, or no lapse in employment for the last 12 months.
  - Income ratio, verified, indicating income at least 2.5 times the monthly payment inclusive of escrows.
  - Prior mortgage payment or rental history demonstrating 12 consecutive months pay history with no late pays (30 days past due).

     9. Escrow Requirement. All loans must have adequately funded tax and insurance escrow accounts and a continuing obligation to fund 1/12th of the annual insurance and tax amounts each month.

     10. Estoppel Letters. Each loan purchased must be accompanied with both a maker's and a payee's estoppel letter attesting to loan balances, payment amount, rate, term, security, escrow balance, current status of account, and next payment date. Estoppel letters must be no more than 30 days old at time of loan acquisition.

     11. Hazard Insurance. Each loan purchased must have in effect a prepaid hazard insurance policy with a mortgagee's endorsement for our benefit in an amount not less than the outstanding principal balance on the loan. We reserve the right to review the credit rating of the insurance issuer and, if deemed unsatisfactory, request replacement of the policy by an acceptable issuer.

     12. Geographical Boundaries. We may purchase loans in any of the 48 contiguous United States. However, in states which provide redemption rights after foreclosure, the maximum loan to value ratio will be 80%, or alternatively the loan must provide mortgage insurance.

     13. Mortgagees' Title Insurance. Each loan purchased must have a valid mortgagees' title insurance policy insuring a first lien position in an amount not less than the outstanding principal balance of the loan.

     14. Guarantees, Recourse Agreements, and Mortgage Insurance. Mortgage Investments with investment-to-value ratios in excess of 85% and/or less than 12 months seasoning will not be purchased without one or more of the following: government guarantees, seller recourse agreement, mortgage insurance or similar guarantees or insurances approved by the Board of Trustees, including a majority of the Independent Trustees.

     15. Pricing. Mortgage Investments will be purchased at no minimum percentage of the principal balance, but in no event in excess of the outstanding principal balance. Prices paid for notes will vary with seasoning, interest rate, credit, loan-to-value ratios, pay histories, guarantees or recourse agreements, and average yield of our loan portfolio among other factors. Our objectives will be accomplished through purchase of high rate loans, prepayment of notes purchased at a discount, reinvestment of principal payments, interim home purchase loans and other short term investment of cash reserves and, if utilized, leverage of capital to purchase additional loans.

     The principal amounts of Mortgage Investments and the number of mortgages in which we invest will be affected by market availability and also depends upon the amount of Net Offering Proceeds available to us from the sale of our Shares. If less than the maximum Net Offering Proceeds are obtained, the number of different mortgages available for investment will be reduced.
There is no way to predict the future composition of our portfolio since it will depend in part on the interest rate environment at the time of investment. See "Investment Portfolio" for a description of the Mortgage Investments currently owned by us.

TEMPORARY INVESTMENTS

     We intend to use the Net Offering Proceeds to acquire Mortgage Investments. There can be no assurance as to when we will be able to invest the full amount of the Net Offering Proceeds in Mortgage Investments, although we will use our best efforts to invest or commit for investment the full amount of Net Offering Proceeds within 60 days of receipt. We will temporarily invest any Net Offering Proceeds not immediately invested in Mortgage Investments or for the other purposes described above, in certain short term investments appropriate for a trust account or investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code or other investments which invest directly or indirectly in any of the foregoing (such as repurchase agreements collateralized by any of the foregoing types of securities) and/or such investments necessary for us to maintain our REIT qualification or in short term highly liquid investments such as in investments with banks having assets of at least $50,000,000, savings accounts, bank money market accounts, certificates of deposit, bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., or securities issued, insured or guaranteed by the United States government or government agencies, or in money market funds having assets in excess of $50,000,000 which invest directly or indirectly in any of the foregoing.

OTHER POLICIES

     We will not: (a) issue senior securities; (b) invest in the securities of other issuers for the purpose of exercising control; (c) invest in securities of other issuers, other than in temporary investments as described under "Investment Objectives and Policies - Temporary Investments"; (d) underwrite the securities of other issuers; or (e) offer securities in exchange for property.

     We may borrow funds to make Distributions to our shareholders or to acquire additional Mortgage Investments. Our ability to borrow funds is subject to certain limitations set forth in the Declaration of Trust. See "Summary of Declaration of Trust - Restrictions on Borrowing".

     Other than in connection with the purchase of Mortgage Investments, which may be deemed to be a loan from us to the borrower, we do not intend to loan funds to any person or entity. Our ability to lend funds to the Advisor, a Trustee or Affiliates thereof is subject to certain restrictions as described in "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

     We shall not sell property to the Advisor, a Trustee or Affiliates thereof at terms less favorable than could be obtained from a non-affiliated party. See "Summary of Declaration of Trust - Restrictions on Transactions With Affiliates".

     Although we do not intend to invest in real property (other than acquiring title to the real estate that is the collateral for the Contracts for Deed we invest in), to the extent we do, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees.

     We will use our best efforts to conduct our operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in mortgages for federal income tax purposes. See "Federal Income Tax Considerations".

     We will not engage in any transaction which would result in the receipt by the Advisor or its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Declaration of Trust and in applicable state securities laws and regulations upon dealings between us and the Advisor and its Affiliates.

     The Advisor and its Affiliates, including companies, other partnerships and entities controlled or managed by such Affiliates, may engage in transactions described in this prospectus, including acting as Advisor, receiving Distributions and compensation from us and others, the purchasing, warehousing, servicing and reselling of mortgage notes, property and investments and engaging in other businesses or ventures that may be in competition with us See "Conflicts of Interest", "Management Compensation" and "Management".

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment restrictions contained in the Declaration of Trust may only be changed by amending the Declaration of Trust with the approval of the shareholders. However, subject to those investment restrictions, the methods for implementing our investment policies may vary as new investment techniques are developed.


                     DIVIDEND POLICY AND DISTRIBUTIONS

     We intend to reinvest any Disposition Proceeds except to the extent they represent capital gains on loans purchased at a discount. We intend to distribute substantially all of our taxable income with respect to each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly dividend payment of the following taxable year or in a special dividend distributed prior thereto. The dividend policy is subject to revision at the discretion of our Board of Trustees. All Distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

     Distributions to our shareholders will generally be subject to tax as ordinary income, although a portion of such Distributions may be designated by us as capital gain or may constitute a tax-free return of capital. We do not intend to declare dividends that would result in a return of capital. Any Distribution to shareholders of income or capital assets will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the Distribution and the written statement disclosing the source of the funds distributed will be sent to the shareholders not later than 60 days after the close of the fiscal year in which the Distribution was made. In addition, we will annually furnish to each of our shareholders a statement setting forth Distributions paid during the preceding year and their characterization as ordinary income, capital gains, or return of capital. For a discussion of the federal income tax treatment of Distributions that we pay, see "Certain Federal Income Tax Considerations - Taxation of Shareholders".

     We commenced paying monthly dividends to our shareholders on September 29, 1997. The following table shows the dividends per Share that have been paid by us since that date.

Month                 Dividend          Annual Rate
                      Per Share          of Return
September 1997        $ 0.1688            10.13%
October 1997          $ 0.1791            10.75%
November 1997         $ 0.1667            10.00%
December 1997         $ 0.1667            10.00%
January 1998          $ 0.1669            10.01%
February 1998         $ 0.1668            10.01%
March 1998            $ 0.1750            10.50%
April 1998            $ 0.1850            11.10%
May 1998              $ 0.1750            10.50%
June 1998             $ 0.1780            10.68%
July 1998             $ 0.1667            10.00%
August 1998           $ 0.1667            10.00%
September 1998        $ 0.1667            10.00%
October 1998          $ 0.1690            10.14%
November 1998         $ 0.1690            10.14%
December 1998         $ 0.1680            10.08%

                                    Page 24

                                USE OF PROCEEDS

     The following table sets forth information concerning (1) the actual use of proceeds from the sale of Shares that have been sold as of December 31, 1998 and (2) the estimated use of proceeds of the offering if all of the Shares being offered are sold. The Gross Offering Proceeds will be retained in trust for the benefit of the investors and used only for the purposes set forth below and under "Investment Objectives and Policies". Regardless of the particular level of Gross Offering Proceeds that is raised by the offering of Shares, it is estimated that not less than 85% of all Gross Offering Proceeds will be invested in Mortgage Investments. Certain of the amounts set forth in the table cannot be precisely calculated at this time and consequently could vary from the amounts shown.

                                Shares Sold Through          Maximum
                                 December 31, 1998            Offering
                                (724,271 Shares)(1)      (2,500,000 Shares )(1)

                                         Percentage               Percentage
                                          of Gross                 of Gross
                                Amount    Proceeds        Amount   Proceeds
Gross Offering Proceeds (1)     $14,485,420   100.00%     $50,000,000   100.00%

Less Public Offering Expenses:

  Selling Commissions
  and Due Diligence Fees (2)    $1,527,269    10.54%      $5,250,000    10.50%

  Other Organization and
  Offering Expenses (3)         $175,000      1.21%       $175,000      0.35%

Available for Investment,
  Net of Offering Expenses
  (Net Offering Proceeds)       $12,783,151   88.25%      $44,575,000   89.15%

Less Acquisition Fees &
  Expenses:

  Acquisition Fees (4)          $343,357      2.37%       $1,337,250    2.67%

Minimum Net Offering Proceeds
  Available for Investment in
  Mortgage Investments (5)      $12,439,794   85.88%      $43,237,750   86.48%

     (1) The Gross Offering Proceeds are exclusive of: (a) the 10,000 Shares purchased by the Advisor at an aggregate purchase price of $200,000 prior to this initial public offering; (b) the maximum of 12,500 SGM Shares (1 SGM Share for each 200 Shares sold in this offering) to be sold to the Selling Group Manager and/or designated Selected Dealers at a price of $.01 per Share ($125 if all SGM Shares are sold); (c) Shares that may be issued upon the exercise of options that may be granted to the Advisor if it earns a Subordinated Incentive Fee; (d) up to 12,500 Shares that are issuable upon the exercise of options that may be granted to our President over a five year period; and (e) up to 37,500 Shares that are issuable upon the exercise of options that may be granted to the three Independent Trustees over a five year period. See "Management Compensation".

     (2) We will pay to the Selling Group Manager selling commissions and due diligence fees equal to 10.5% of the Gross Offering Proceeds (subject to any volume discounts for Institutional Investors). The Selling Group Manager will pay a portion of those selling commissions to Selected Dealers. The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds that we receive. See "Plan of Distribution".
 The Selling Group Manager will also receive the SGM shares equal to 0.5% of all Shares sold. Although the SGM Shares may be deemed an offering expense, they do not require the payment of cash by us but will affect the amount of expenses that may need to be paid by the Advisor. See footnote (3) below.

     (3) Represents costs, other than those described in footnote (2) above, incurred for legal, accounting, filing fees, printing, marketing and other expenses related to the preparation and filing of the registration statement and the marketing of Shares offered hereby. The Advisor has paid all expenses with respect to our organization of and the offering of Shares to the extent they, excluding selling commissions, any applicable volume discounts and due diligence fees described in footnote (2) above, exceed $175,000.

     (4) An Acquisition Fee equal to 3% of the principal amount of each Residential Mortgage or Contract for Deed is paid to the Advisor upon the purchase of each Residential Mortgage or Contract for Deed (no Acquisition Fee
                                Page 25

is paid with respect to the purchase of Interim Mortgages). The amount set forth herein to be paid if all Shares are sold assumes that we do not borrow any funds to acquire Residential Mortgages or Contracts for Deed (other than temporarily to enable us to acquire investments pending the receipt of funds at the next Interim Closing). If we borrow funds and acquire additional Residential Mortgages or Contracts for Deed with those borrowed funds, the amount of the Acquisition Fees would increase. See "Management Compensation" and "Summary of Declaration of Trust - Restrictions on Borrowing".

     (5) We do not presently intend to set aside any amounts as initial reserves, but may do so at a later date.

                            MANAGEMENT COMPENSATION

     The following table summarizes all forms, estimated maximum amounts and recipients of compensation anticipated to be paid to the Advisor, the Selling Group Manager and its Affiliates. Other than as set forth in this prospectus, no compensation is anticipated to be paid to the Advisor and its Affiliates. These fees were not determined by arm's length negotiations. See "Conflicts of Interest".

                                                            Estimated Amount if
                                          Actual Amount       Maximum Number
Entity Receiving Compensation and Form    Paid Through        (2,500,000) of
and Method of Compensation                December 31, 1998   Shares are Sold

OFFERING AND ORGANIZATION STAGE
Selling Group Manager receives Due
Diligence Fees equal to 0.5% of the
Gross Offering Proceeds.                  $72,727              $250,000

Selling Group Manager or Selected
Dealers receive Selling Commissions
equal to 10% of the Gross Offering
Proceeds of all Shares sold by them.(1)   $1,454,542           $5,000,000

Selling Group Manager may receive
"SGM Shares". The Selling Group
Manager will be entitled to purchase
one SGM Share at a price of $0.01
per Share for each 200 Shares that
are sold hereunder.(2)                    $0                   $249,875

Advisor receives Acquisition Fee
equal to 3.0% of the principal
amount of each Residential Mortgages
or Contract for Deed.(3)                  $343,357             $1,337,250(4)

SCMI, CRC or Other Affiliates of
the Advisor may receive Gain on Sale
of Mortgage Investments.(5)               $0                   Not determinable
                                                               at this time.

OPERATING STAGE(6)

SCMI receives Loan Servicing Fees
equal to 0.5% of the principal
balance of all Residential Mortgages
and Contract for Deeds serviced by SCMI.
CRC does not receive servicing fees
for servicing Interim Mortgages.(7)(8)    $36,175              $216,200(4)
                                                               (annually)
                                    Page 26

Advisor, Trustees or Affiliates may
receive Real Estate Brokerage
Commissions.(9)                           $0                   Not determinable
                                                               at this time.

Advisor receives Subordinated
Incentive Fee subject to certain
conditions described in footnote
(10) below, the Advisor will receive
a Subordinated Incentive Fee equal to
25% of the amount by which our Net
Income for a year exceeds a 10% per
annum non-compounded cumulative
return on our Adjusted Contributions.
For each year which it receives a
Subordinated Incentive Fee, the
Advisor shall also receive 5-year
options to purchase 10,000 Shares
at the initial offering price of the
Shares (not to exceed 50,000 Shares).
See "Management-Summary
of Advisory Agreement".(10)(11)           $0                   Not determinable
                                                               at this time.

Advisor and Affiliates receive
reimbursement for costs of goods,
materials and services used for and by
us obtained from unaffiliated third
parties except for note servicing and
for travel expenses incurred in
seeking any investments or seeking the
disposition of any of our investments.(5) $0                   Not determinable
                                                               at this time.

President receives as compensation for
her services (1) an annual salary of
$60,000, (2) a bonus equal to 25% of
the amount by which our administrative
expenses fall below the approved
administrative budget, and (3) 5-year
options to purchase 2,500 shares at
an exercise price of $20 per
share for each year she serves as
President (up to a maximum of 12,500
Shares). See "Management-The President".  $60,000 per          $60,000 per
                                          year. No bonus       year plus any
                                          paid through         bonus and
                                          12/31/98             options

Independent Trustees receive (1) fees
equal to the greater of $1,000 per
meeting or $4,000 per year and (2) for
each full year they serve, 5-year
options to purchase 2,500 Shares at an                         Up to $4,000
exercise price of $20 per Share (not to                        per year per
exceed 12,500 Shares per Trustee.)        $12,000, plus        Trustee, plus
                                          options              options

     (1) The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds we will receive. The Selling Group Manager will pay to Selected Dealers a commission equal to 4% of the offering price of the Shares sold by them unless a higher commission (up to, but not exceeding 8%) is designated by the Selling Group Manager. See "Plan of Distribution".

     (2) The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager. The SGM Shares are identical to the Shares. See "Plan of Distribution".

     (3) Acquisition Fees are payable to the Advisor for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments. No Acquisition Fees are paid on Interim Mortgage Loans. The estimated amount assumes all Net Offering Proceeds are invested in Mortgage Investments. The actual amounts of the fees paid will depend on the amount of Net Offering Proceeds and any borrowed funds that are invested.
                                  Page 27

     (4) The amounts that are stated herein would be paid if we did not utilize borrowed funds to acquire Mortgage Investments. If we do use borrowed funds equal to 50% of our Net Asset Value and utilize all of those funds to acquire Mortgage Investments, then the amounts would be higher relative to the amount of funds borrowed and utilized in purchasing Mortgage Investments. Although we are permitted to utilize borrowed funds to acquire Mortgage Investments, we do not currently intend to do so except for temporary borrowings made to acquire Mortgage Investments before the next Interim Closing. See "Summary of Declaration of Trust - Restrictions on Borrowing".

     (5) We will obtain Mortgage Investments from several sources, including SCMI, CRC or other Affiliates of the Advisor. All Mortgage Investments purchased from SCMI, CRC or other Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates". SCMI or CRC may realize a gain or a loss on the sale of a Mortgage Investment that it sells to us, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it sells it to us.

     (6) Effective January 1, 1997, the Advisor has been funding all of our general and administrative expenses in return for a contribution by us of an amount equal to 0.5% of our Average Invested Assets for the immediately preceding month. However, our contributions to the Advisor shall not exceed the lesser of (a) the total general and administrative expenses funded by the Advisor or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. See "Summary of Declaration of Trust
- Limitation on Total Operating Expenses". The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. The President will have the responsibility of preparing an annual budget and submitting that budget to the Trustees.

     (7) We will utilize the services of SCMI, and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we purchase and utilize CRC to service our Interim Mortgages. For its efforts in servicing those items, SCMI will be paid a fee equal to 0.5% of the principal balance of the mortgages or Contracts for Deed being serviced by SCMI, a rate we believe is a competitive rate that is no higher than the rates charged by unaffiliated third parties. CRC is not paid a fee for servicing the Interim Mortgages.
The servicing of the mortgages includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of an account when and as necessary.

     (8) The amount of servicing fees paid to SCMI will depend upon the principal balance of the loans serviced by SCMI or CRC. The numbers set forth herein assume that SCMI services all of our Mortgage Investments.

     (9) If we foreclose on a property securing a mortgage loan and sell the property, we may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3% (three percent) of the gross sales price of a property.

     (10) When our audited annual financial statements are received each year, the Advisor shall determine if the following conditions are satisfied:

          (i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative
Capital Distributions made through that date; and
                               Page 28

          (ii) for the year then ended, our Net Income equals or exceeds a 10% per annum non-compounded cumulative return on our Adjusted
Contributions. The determination of our annual non-compounded cumulative return on our Adjusted Contributions shall be made by dividing our total Net Income for that year by the average of the month end Adjusted Contributions during that year.

     If our Trustees agree that both of those conditions are satisfied, we will, subject to the restrictions set forth in footnote (11) below, pay the Advisor the Subordinated Incentive Fee.

     (11) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect on the date of this prospectus.

                           CONFLICTS OF INTEREST

     Although a majority of the Trustees are Independent Trustees, the relationships among us, our Trustees, our President, the Advisor and their Affiliates will result in various conflicts of interest. The Advisor, the Trustees, the President, and their respective Affiliates are engaged in business activities involving real estate oriented investments and anticipate engaging in additional business activities in the future which may be competitive with our business. The Advisor, although not currently engaged in any competitive activities, may engage in the future in business activities which will be competitive with us. With respect to the conflicts of interest described in this prospectus, the Trustees, the President and the Advisor will exercise their fiduciary duties to us and our shareholders in a manner which will preserve and protect our rights and the rights of our shareholders. See "Fiduciary Responsibility of Trustees".

     In addition, our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.
 See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     Certain conflicts of interest may arise in our management and operation, including those described below.

     1. Payment of Fees and Compensation.   The Advisor and its Affiliates
will receive substantial compensation from the proceeds of the offering and our operations, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor equal to 3% of the principal amount of each Residential Mortgage or Contract for Deed that we acquire; (3) loan servicing fees payable to SCMI;
(4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor. These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates. Subject to the compliance with our investment objectives and policies and the supervision of the Board of Trustees, the Advisor will have absolute discretion with respect to all investments we make.

     2. Purchase of Mortgage Investments from Affiliates. We intend to acquire our Mortgage Investments from several sources, including South Central Mortgage, Inc. ("SCMI"), and Capital Reserve Corp. (CRC"). SCMI and CRC are Affiliates of the Advisor. See "Investment Portfolio" for information about the number of Mortgage Investments that have already been acquired from SCMI and CRC. The amount of additional Mortgage Investments to be acquired from SCMI or CRC in the future cannot be determined at this time and will depend upon the Mortgage Investments that are available from SCMI and CRC or other sources at the time we have funds to invest. At this time, SCMI and CRC are the only Affiliates that are expected to sell any Mortgage Investment to us. SCMI is a Texas corporation that is in the business of purchasing, selling and servicing mortgages and CRC is a Texas corporation that finances home purchases and renovations by investors. All Mortgage Investments purchased from SCMI, CRC or other Affiliates of the Advisor will be at prices no higher than would be paid to unaffiliated third parties for loans with comparable terms, rates, credit risks and seasoning.

     SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed that has had less than 12 payments made on it that either SCMI or its Affiliate sells to us defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

      (a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided:
(i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential
Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential
Mortgages at that time; or

      (b) Payment by SCMI to us, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by us.

     3. Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations. However, the majority of the Trustees are Independent Trustees and all of the Trustees may be removed, with or without cause, by the holders of a majority of the outstanding Shares. The Advisor may be removed for cause by a majority of such Independent Trustees without ratification by the shareholders. See "Risk Factors - Shareholders Must Rely on Management", "Summary of Declaration of Trust -Trustees" and "Management - Summary of the Advisory Agreement".

     4. Competition for the Time and Services of Common Officers and Trustees. We will rely on the Advisor and its Affiliates for supervision of the management of our operations. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. Our Trustees, President and Advisor will devote such time to our affairs and the affairs of any other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities. In exercising that discretion those persons will act in good faith and in compliance with the fiduciary duties they owe to us and to our shareholders. See "Management".

     The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to us and to all other entities to which they or their officers or Affiliates are responsible.

     5. Competition with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with us and which may have the same management as ours. To the extent that those other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (which we will collectively refer to herein as "Affiliated Programs") have funds available for investment at the same time as we do and a potentially suitable investment has been offered to us or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any of the other Affiliated Programs, the Advisor will initially review our investment portfolio and the investment portfolios of each of those Affiliated Programs and will determine whether or not that Mortgage Investment should be made by us or that Affiliated Program. The Advisor's decision will be based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (and that described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to us. See "Summary of Declaration of Trust - Responsibility of Trustees".

     If the Advisor or its Affiliates establish new Affiliated Programs after the date of this prospectus, and the making of a Mortgage Investment appears equally appropriate for us and one or more of those subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.

     Further, our Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those that we will make or acquire. The Trustees and the Advisor are, however, subject to a fiduciary duty to us and our shareholders. See "Fiduciary Responsibility of Trustees". Each Trustee, on his or her own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to us before recommending or presenting those opportunities to others or taking advantage of those opportunities on their own behalf. However, the provisions of the preceding sentence shall apply with respect to Affiliated Programs only in the manner described above and shall not apply to the activities conducted by SCMI or CRC. See "Management
- Summary of the Advisory Agreement". Except as described above, and subject to their fiduciary duty to us and our shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to us any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by us.

     There may be conflicts of interest on the part of the Advisor between us and any other Affiliates of the Advisor which have the same investment objectives at such time as we attempt to sell Mortgage Investments, as well as in other circumstances. See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of Trust".

     6. Additional Conflicts with Affiliates. Although we do not presently expect to do so, we are permitted to invest in mortgage loans on properties owned by Affiliates if those transactions are approved by a majority of our Trustees who are not otherwise interested in the transactions. In giving that approval, those transactions must be found to be as fair and reasonable to us and on terms and conditions not less favorable to us than those that are available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

     7. Selling Group Manager is an Affiliate. First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the offering, is an Affiliate of the Advisor. See "Management - the Advisor". For its services in acting as Selling Group Manager, it will receive commissions and due diligence fees equal to up to 10.5% of the Gross Offering Proceeds from all Shares sold and, for nominal consideration, will also receive Shares (the "SGM Shares") equal to 0.5% of all Shares sold.

     Before its efforts to sell the Shares offered by us, the Selling Group Manager was a newly formed broker-dealer that had not previously participated as a broker-dealer in a public offering of securities. As a result, the Selling Group Manager had no track record in selling publicly offered securities itself or in recruiting Selected Dealers to assist in the sale of publicly offered securities. That lack of prior experience may make it more difficult for us to sell the Shares offered hereby. See "Risk Factors - Lack of Diversification". As of December 31, 1998, the Selling Group Manager had recruited 8 Selected Dealers to assist in the sale of the Shares. The Selling Group Manager has no experience in helping to establish and support a public trading market for securities after those securities are sold, which may make it more difficult for a public trading market to develop for the Shares. See "Risk Factors - Lack of Liquidity".

     Due to the fact that we were newly formed and had no prior track record when we commenced the sale of the Shares, we believed it would be difficult to obtain another broker dealer to act as the Selling Group Manager on terms and conditions that would be as favorable as those that could be obtained from First Financial United Investments Ltd., L.L.P. Accordingly, we believe that the use of First Financial United Investments Ltd., L.L.P., to act as the Selling Group Manager of the offering of the Shares is in our best interests and the best interests of our shareholders.

     8. Lack of Separate Representation. We sometimes use the same attorneys as the Advisor. Our attorneys and the attorneys for various experts who provide real property services for us may also perform services for the Advisor and its Affiliates. It is anticipated that such multiple representation will continue in the future. However, should a dispute arise between us and the Advisor, the Advisor will cause us to retain separate counsel for those matters. Should there be a necessity in the future to negotiate or prepare contracts and agreements between us and the Advisor for services other than those existing or contemplated on the effective date of this prospectus, those transactions will require approval by a majority of the Trustees, including a majority of the Independent Trustees, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     9. Rights of Trustees and Officers. Except with respect to certain voting rights, any trustee or officer may acquire, own, hold and dispose of Shares for his individual account and may exercise all rights of a shareholder, to the same extent and in the same manner as if he were not a Trustee or officer.
 Any Affiliated Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to us, and may receive compensation from that person as well as compensation as Trustee, officer or otherwise hereunder. Those activities shall not necessarily be deemed to conflict with his duties and powers as Trustee or officer.

                   FIDUCIARY RESPONSIBILITY OF TRUSTEES

     Consistent with the duties and obligations of, and limitations on, the Trustees as set forth in our Declaration of Trust, and under the laws of the State of Maryland, the Trustees are accountable to our shareholders as fiduciaries. As a result, the Trustees are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and the best interest of our shareholders and act with such care, including reasonable inquiry, as a prudent person in a similar position would use under similar circumstances. The Trustees will review annually our budget that will be prepared by our President. In addition, the Independent Trustees must review our relationship with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to both us and our shareholders.

LIMITATION ON LIABILITY OF TRUSTEES AND OFFICERS

     The Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to those statutory provisions. Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to us or our shareholders are limited to equitable remedies, such as injunctive relief or rescission, and do not include the right to recover money damages. The Trustees and other officers are liable to us or to our shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHERS

     The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, we will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with our business; provided that (1) the Trustees, the President, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in our best interests, (2) that liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the President, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (3) the indemnification or agreement to hold harmless is recoverable only out of our assets and not from our shareholders.

     To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by us of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by that person in connection with the offering of the Shares, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification is against public policy as expressed in the Securities Act of 1933. We will then be governed by the final adjudication of such issue. In addition, the Trustees, the Advisor and their Affiliates shall not be indemnified by us for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. We may indemnify a Trustee, the Advisor and their Affiliates who are performing services on our behalf for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (1) a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) approves indemnification of litigation costs if there has been a successful defense, or (2) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall inform the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

SHAREHOLDERS' RIGHTS AND REMEDIES

     In addition to potential legal action against the Trustees, the Declaration of Trust and laws of the State of Maryland provide each shareholder with certain legal rights and remedies, including the right, by a majority vote of the outstanding shares entitled to vote, to remove the Trustees, with or without cause, or to terminate our existence. See "Summary of Declaration of Trust".

DEFENSES AVAILABLE TO TRUSTEES AND THE ADVISOR

     There are certain defenses under Maryland law and pursuant to the Declaration of Trust that are available to the Trustees and the Advisor in the event of a shareholder action against them. One such defense is the "business judgment rule". A Trustee or the Advisor can, under the "business judgment rule", argue that he performed the action giving rise to the shareholder's action in good faith and in a manner he reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Trustees and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. In the event a shareholder challenges an amendment to the Declaration of Trust made by Trustees without the shareholders' approval, the Trustees can defend by arguing that the Declaration of Trust permits amendments to the Declaration of Trust without shareholder vote in certain circumstances.


                             MANAGEMENT

     Our Trustees are responsible for the overall management and control of our business. The Trustees employ our President to manage our day-to-day operations, subject to the Trustees' supervision. We are self-administered with our President acting as administrator. See "Management - Our Trustees and Officers". Our Advisor is Mortgage Trust Advisors, Inc., a Texas corporation. The Advisor has been retained to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with the investment programs that the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management - The Advisor" and "Management - Summary of the Advisory Agreement".

     We utilize the services of SCMI and nonaffiliated third parties to service our Residential Mortgages and Contracts for Deed. Interim Mortgage Loans are serviced by CRC. The servicing of the Mortgage Investments includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary. See "Management - SCMI", below.

     Our Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees. Each Trustee will serve for a one year term.

     We currently have five Trustees, three of whom are Independent Trustees. The Trustees establish written policies on investments and borrowings and monitor our administrative procedures and investment operations and also monitor the performance of our President and the Advisor to assure that those policies are carried out. Until modified by the Trustees, we will follow the policies on investments and borrowings set forth in this prospectus. The Independent Trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

     A vacancy in the Board of Trustees created by the death, resignation, or incapacity of a Trustee or by an increase in the number of Trustees (within the limits referred to above) may be filled by the vote of a majority of the remaining Trustees (with respect to a vacancy created by the death, resignation, or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement). Vacancies occurring as a result of the removal of Trustees by shareholders shall be filled by the shareholders. Any Trustee may resign at any time and may be removed by the holders of at least a majority of the outstanding Shares (with or without cause) or by a majority of the Trustees (only for cause).

     The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments between us and any Affiliated Programs to insure that the allocation method described herein under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" is being applied fairly to us.

OUR TRUSTEES AND OFFICERS

     Our Trustees and officers are as follows:

Name                               Age         Offices Held
Christine "Cricket" Griffin        46          Trustee, Chairman of the Board
                                                 and President
Richard D. O'Connor, Jr.           44          Trustee
Paul R. Guernsey                   48          Independent Trustee
Douglas R. Evans                   53          Independent Trustee
Michele A. Cadwell                 47          Independent Trustee

     Christine "Cricket" Griffin has been our President and a Trustee since July 1996. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage banking firm that is an Affiliate of the Advisor and that sells Mortgages and provides mortgage servicing services to us. Her responsibilities at SCMI included day to day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Richard D. O'Connor, Jr. has been one of our Trustees since July 1996 and, prior to August 1997, was one of our Independent Trustees. In 1998 Mr. O'Connor became a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Corporation. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     Paul R. Guernsey has been one of our Independent Trustees since July 1996. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc., a public company which operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's and Texas Society of CPA's.

     Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients active in the oil and gas industry. From 1987 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     Michele A. Cadwell has been one of our Independent Trustees since August 1997. Ms. Cadwell is an attorney who has worked in the oil and gas industry since 1980. Since 1998, Ms. Cadwell has been Manager - Onshore Land Operations with EEX Corp. Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

COMMITTEES AND MEETINGS

     Our Board of Trustees does not have any audit, nominating, compensation or other standing committees.

     The Board of Trustees held 3 regular meetings during 1998. None of the Trustees attended fewer than 75% of the meetings of the Board of Trustees.

COMPENSATION OF TRUSTEES

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 shares per Trustee). During 1997, Independent Trustees waived their rights to fees and each Trustee who served during all of 1997 also received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share. During 1998 each Independent Trustee received $ 3,000 for attending all three meetings and waived their rights to further fees and each received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share

THE ADVISOR

     Our Advisor is Mortgage Trust Advisors, Inc. The Advisor has been retained to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The services of the Advisor include managing our development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets. The Advisor has a fiduciary duty to us and to our shareholders.

     The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to us on behalf of the Advisor.

Name                          Age          Offices Held
Todd Etter                    49           President
Timothy J. Kopacka            39           Vice President/Secretary
James P. Hollis               58           Vice President
Dan H. Hill                   48           Vice President/Treasurer

     Todd Etter is a 1972 graduate of Michigan State University. Since 1992 Mr. Etter has been President of South Central Mortgage, Inc. ("SCMI"), a

Dallas based mortgage banking firm that he founded. From 1987 to 1992, Mr. Etter served as President of South Central Financial Group, a Dallas based investment banking firm. From 1980 through 1987, Mr. Etter was President of South Central Securities, a NASD member broker-dealer firm that he founded. From 1972 through 1979, he was Vice President of Crawford, Etter and Associates, a developer, builder and marketer of residential properties.

     Timothy J. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division.

     James P. Hollis is a Chartered Life Underwriter (CLU) and a Fellow, Life Management Institute (FLMI) in pension planning. Mr. Hollis has a business degree from Chattanooga State College, Tennessee. Since 1995, he has been Vice President and Secretary for First Financial USA, Inc. ("FFUSA"), a financial products marketing company with offices in Houston, Texas and Melbourne, Florida. Mr. Hollis is the sole proprietor of First Financial USA
- Florida, a financial products marketing company within the state of Florida. He is an Advisor to SAFECO's Life's President Advisory Board. Mr. Hollis is
a Brokerage General Agent for the following life insurance companies: SAFECO Life Insurance Company, Fidelity & Guaranty Life Insurance Company, Philadelphia Life Insurance Company, General Electric Capital Assurance Company, Physicians Life Insurance Company, Jefferson Pilot Life Insurance Company and United Life & Annuity Insurance Company. He also represents several other life insurance companies in a "recruiting" capacity. Mr. Hollis is a registered representative in the securities industry and holds Series 7, 24 and 63 licenses.

     Dan H. Hill has a Bachelor of Business Administration degree in accounting. Mr. Hill is currently licensed as an insurance general agent, a securities principal and a Texas real estate broker. In 1998, Mr. Hill began First Financial United Management, Inc. as a Registered Investment Advisor to provide investment advice and fee based financial planning services. Since 1995, Mr. Hill has been President of First Financial USA, Inc., a national financial products marketing company. Mr. Hill is also President of H&H Services, Inc., the general partner of First Financial United Investments Ltd., L.L.P., a broker-dealer and Selling Group Manager. In addition, he owns First Financial Management Group, a financial planning firm specializing in the small business market. Since 1978, he has been actively involved in the financial services industry, including accounting, insurance, real estate and securities. Prior to that he was a corporate accountant for several Halliburton companies.

SUMMARY OF THE ADVISORY AGREEMENT

     With the approval of our Trustees, including all of the Independent Trustees, we entered into a contract with the Advisor (the "Advisory Agreement') under which the Advisor is obligated to use its best efforts to develop and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and also consistent with any investment programs that the Trustees may adopt from time to time in conformity with the Declaration of Trust. Although the Trustees have continuing exclusive authority over our management, the conduct of our affairs and the management and disposition of our assets, the Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of our Declaration of Trust, the power and duty to: (1) develop underwriting criteria and a model for our investment portfolio; (2) acquire, retain or sell Mortgage Investments; (3) seek out, present and recommend investment opportunities consistent with our investment policies and objectives, and negotiate on our behalf with respect to potential investments or the disposition thereof; (4) pay our debts and fulfill our obligations, and handle, prosecute and settle any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (5) obtain for us such services as may be required for mortgage brokerage and servicing and other activities relating to our investment portfolio; (6) evaluate, structure and negotiate prepayments or sales of Mortgage Investments; (7) from time to time, or as requested by the Trustees, make reports to us regarding the Advisor's performance of the foregoing services and (8) supervise other aspects of our business.

     The original term of the Advisory Agreement expired on August 8, 1998 (one year from the date on which the first closing of the sale of Shares offered to the public occurred) and was renewed for a term expiring August 8, 1999. Thereafter, the Advisory Agreement may be renewed annually by us, subject to an evaluation of the performance of the Advisor by the Trustees. The Advisory Agreement may be terminated (1) without cause by the Advisor or
(2) with or without cause by a majority of the Independent Trustees. Termination under either of those provisions may be made without penalty and upon 60 days' prior written notice to the non-terminating party.

     The Advisor may engage in other business activities related to real estate, Mortgage Investments or other investments whether similar or dissimilar to those made by us or act as advisor to any other person or entity having investment policies whether similar or dissimilar to ours (including other REITs). See "Investment Objectives and Policies". However, except for the allocation of investments between us and other Affiliated Programs as described under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" or except for the operations of SCMI or CRC, before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to us if (1) that opportunity is of a character which could be taken by us, (2) that opportunity is compatible with our investment objectives and policies and (3) we have the financial resources to take advantage of that opportunity. SCMI is currently in the business of purchasing, selling and servicing mortgages and CRC is currently in the business of financing home purchases and renovations by investors. SCMI and CRC will each continue in their business. However, SCMI and CRC have each agreed that, if it has any loans that it desires to sell, it will give us the right of first refusal to purchase that loan if (1) it is of a character which could be bought by us,
(2) it is compatible with our investment objectives and policies and (3) we have the financial resources to purchase it.

     For a description of the compensation to be paid to the Advisor in consideration of the services it will render to us, see "Management Compensation".

     The Declaration of Trust provides that the Independent Trustees are to determine, at least annually, that the amount of compensation which we agree to pay the Advisor is reasonable in relation to the nature and quality of the services performed, based on the factors set forth in the Declaration of Trust and such other factors as they deem relevant, including the size of the fee in relation to the size, composition and profitability of our investment portfolio, the success of the Advisor in generating opportunities that meet our investment objectives, the rates charged to other REITs and to investors other than REITs by advisors performing similar services, the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for us, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our investment portfolio in relationship to the investments generated by the Advisor for its own account.

     The Advisory Agreement provides for us to pay all of our expenses and to reimburse the Advisor for any expenses that should have been paid by us but which were instead paid by the Advisor. However, the Advisor remains obligated to pay: (1) the employment expenses of its employees, (2) its rent, utilities and other office expenses (except those relating to office space occupied by the Advisor that is maintained by us) and (3) the cost of other items that generally fall under the category of the Advisor's overhead that is directly related to the performance of services for which it is otherwise receiving fees from us.

SCMI

     We have and will continue to acquire Mortgage Investments from SCMI and will utilize the services of SCMI to service some or all of the Residential Mortgages that we purchase. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates", "Summary of the Offering - Mortgage Servicers", "Investment Portfolio" and "Management Compensation".

     SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal Shareholder of the Advisor. Ms. Christine Griffin, our President and one of our Trustees, was previously the Chief Financial Officer of SCMI. Since its inception in 1992, SCMI has purchased more than 1,500 residential mortgage notes totaling approximately $60,000,000. SCMI sells whole notes to institutional and private investors. SCMI also offers note servicing on notes it sells. SCMI currently services over 1,500 loans totaling approximately $60,000,000.

CRC

     CRC is a Texas corporation that is 50% owned by Todd Etter, an officer and principal shareholder of the Advisor. CRC is in the business of financing home purchases and renovations by real estate investors.

     We have and will continue to purchase Interim Mortgages from CRC. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates", "Summary of the Offering - Mortgage Servicers", "Investment Portfolio" and "Management Compensation".

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes material Federal income tax considerations to us and our shareholders. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of Federal income taxation which may be relevant to a particular shareholder in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker dealers and, except to the extent discussed below, tax exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Shares as "capital assets" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences of purchasing, holding and disposing of the Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

GENERAL

     We elected to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1996. Our
Board of Trustees currently expects that we will operate in a manner that will permit us to qualify as a REIT in each taxable year thereafter. This treatment will permit us to deduct dividend distributions to our stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

     We have obtained an opinion of Berry Moorman, P.C. ("Counsel") concerning the likely outcome on the merits of the material federal income tax issues.
In particular, it is Counsel's opinion that it is more likely than not that
(i) we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation described in this prospectus and in the Declaration of Trust will meet the requirements for taxation as a REIT under the Code for any taxable year with respect to which we make the necessary election; and (ii) Distributions to a shareholder which is a Tax-Exempt Entity will not constitute UBTI, provided that shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code. In rendering this opinion, Counsel relied upon information and undertakings supplied by the Advisor and us, and the facts contained in the prospectus concerning our organization and operation. Any alteration of the foregoing may adversely affect the validity of the opinions rendered.

     Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind, and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. We do not intend to apply for a ruling from the IRS that we qualify as a REIT.

QUALIFICATION AS A REIT

     Under the Code, a trust, corporation or unincorporated association meeting certain requirements (set forth below) may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, our income which is distributed to our shareholders will be taxed to those shareholders without being subject to tax at the company level. We will be taxed on any of our income that is not distributed to our shareholders. Once made, the REIT election continues in effect until voluntarily revoked or automatically terminated by our failure to qualify as a REIT for a taxable year. If our election to be treated as a REIT is terminated automatically, we will not be eligible to elect REIT status until the fifth taxable year after the year for which our election was terminated. However, this prohibition on a subsequent election to be taxed as a REIT is not applicable if (1) we did not willfully fail to file a timely return with respect to the termination taxable year, (2) inclusion of incorrect information in that return was not due to fraud with intent to evade tax, and (3) we establish that failure to meet the requirements was due to reasonable cause and not to willful neglect. While we have no intention of voluntarily revoking our REIT election, if we do so, we will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

     There can be no assurance, however, that we will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to Federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of a corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.

     The following is brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

     Share Ownership Tests. Our Shares (1) must be transferable, (2) must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), and (3) no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The requirements of (2) and (3) are not applicable to the first taxable year for which an election to be treated as a REIT is made. On the date of the initial closing of the sale of the Shares, we had at least 100 shareholders who were independent of each other and of us.
 In addition, the Declaration of Trust permits a restriction on transfers of Shares that would result in violation of the rule in (3) above. See "Summary of Declaration of Trust". Applicable Treasury Regulations state that such a restriction will not cause the shares to be nontransferable as required by
(1).

     Asset Tests. We must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year.

     (a) at least 75% of the value of our total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

     (b) the value of securities held by us but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

     Gross Income Tests. We must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

     (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived form "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test");

     (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the "95% Gross Income Test"); and

     (c) less than 30% of our gross income must be derived from the sale of Qualified REIT Real Estate Assets held for less than four years, stock or securities held for less than one year (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified Real Estate Assets) and certain "dealer" property (the "30% Gross Income Test").

     We intend to maintain our REIT status by carefully monitoring our income, to comply with the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

     Distributions to Shareholders. Each year, we must distribute to our shareholders an amount equal to (a) 95% of the sum of (i) our REIT Taxable Income (defined below) before deduction of dividends paid and excluding any net capital gain and (ii) the excess of net income from "foreclosure property" (described above in "Sources of Income") over the tax on such income, minus
(b) any "excess non-cash income" (income attributable to certain rental arrangements involving deferred rents, certain original issue discount, cancellation of debt income or a like kind exchange that is later determined to be taxable) (the "95% Distribution Test").

     REIT Taxable Income is the taxable income of a REIT, computed as if the REIT were an ordinary corporation, but with an allowance for a deduction for dividends paid, an exclusion for net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions.

     Dividends that are either (1) paid during the taxable year or (2) declared before our tax return for the taxable year must be filed (including extensions) and paid within 12 months of the end of such taxable year and no later than our next regular distribution payment, are considered distributions for purposes of the 95% Distribution Test. Those dividends are taxable to our shareholders (other than Tax-Exempt Entities) in the years in which they are paid, even though they reduce our REIT Taxable Income for the year in which declared. However, see "Taxation of the Company" for discussion of an excise tax provision which could require us to distribute our fourth quarter dividend in each year on or before January 31st of the following year.

     The Trustees intend to make Distributions to our shareholders on a monthly basis sufficient to meet the 95% Distribution Test. Because of (1) the possible receipt of income from certain sources without corresponding cash receipts, (2) timing differences that may arise between the realization of taxable income and net cash flow (e.g. as a result of the original issue discount rules), and (3) possible adjustments by the IRS to deductions and gross income reported by us, it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 95% of our REIT Taxable Income. In such event, we may attempt to declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend, to those shareholders who agree to such treatment, and as long as such consent dividend is not preferential, would be that those shareholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in taxable income distribution but would also increase their tax basis in their Shares by the amount of the taxable income recognized.

     If we fail to meet the 95% Distribution Test due to an adjustment to our income by reason of a judicial decision or by agreement with the IRS, we may pay a "deficiency dividend" to shareholders in the taxable year of the adjustment, which would relate back to the year being adjusted. In that case, we would also be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 95% Distribution Test if the failure to meet that test was not due to a later adjustment to our income but rather was attributable to our failure to distribute sufficient amounts to our shareholders. If we cannot declare a consent dividend or if we lack sufficient cash to distribute 95% of our REIT Taxable Income or to pay a "deficiency dividend" in appropriate circumstances, we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required cash distributions to shareholders, or satisfy our tax liabilities. There can be no assurance that those funds will be available to the extent, and at the time, that we would require them.

     In addition, if the IRS successfully challenged our deduction of all or a portion of the fees we pay to the Advisor, those payments could be recharacterized as dividend distributions to the Advisor in its capacity as shareholder. If those distributions were viewed as preferential distributions they would not count toward the 95% Distribution Test. Because of the factual nature of the inquiry, Counsel is unable to opine as to the deductibility of such fees. See "Taxation of the Company - Fees paid by the Company", below.

TERMINATION OF THE COMPANY

     In any year in which we qualify as a REIT, we will generally not be subject to Federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our shareholders. We will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     Notwithstanding our qualification as a REIT, we may also be subject to tax in certain other circumstances. If we fail to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on the greater of the amount by which we fail either the 75% or the 95% Gross Income Test. We will also be subject to a tax of 100% on net income derived from any "prohibited transaction", and if we have (1) net income from the sale or other disposition of "foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be subject to Federal income tax on that income at the highest corporate income tax rate.
In addition, if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year and (2) 95% of our REIT capital gain net income for such year, we would be subject to a 4% Federal excise tax on the excess of such required distribution over the amounts actually distributed during the taxable year, plus any undistributed amount of ordinary and capital gain net income from the preceding taxable year. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

TAXATION OF TAXABLE SHAREHOLDERS

     Dividend Income. Distributions we pay to our shareholders will be taxable to shareholders who are not Tax-Exempt Entities as ordinary income to the extent of our current or accumulated earnings and profits. Distributions we pay which are designated as capital gains dividends by us will be taxed as long-term capital gains to taxable shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. Shareholders that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

     Distributions we pay to shareholders which are not designated as capital gains dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis is taxable to any such shareholder that is not a Tax-Exempt Entity as a gain realized from the sale of the
Shares.
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     Our declaration of the consent dividend would result in taxable income to consenting shareholders other than Tax-Exempt Entities) without any corresponding cash distributions. See "Qualification as a REIT -
Distributions to Shareholders", above.

     Portfolio Income. Dividends paid to shareholders will be treated as portfolio income with respect to shareholders who are subject to the passive activity loss rules. Such income therefore will not be subject to reduction by losses from passive activities (i.e. any interest in a rental activity or in a trade or business in which the shareholder does not materially participate, such as an interest held as a limited partner) of that shareholder. Such Distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

     No Flow Through of Losses. Shareholders should note that they are not permitted to deduct any of our net losses.

     Sale of Shares. Shareholders who sell their Shares will recognize taxable gain or loss equal to the difference between the amount realized on that sale and their basis in those Shares. Gain or loss recognized by a shareholder who is not a dealer in securities and whose Shares have been held for more than one year will generally be taxable as long-term capital gain or loss.

     Back-up Withholding. Distributions will ordinarily not be subject to withholding of federal income taxes. Withholding of such tax at a rate of 31% may be required, however, by reason of a failure of a shareholder to supply us or our agent with the shareholder's Taxpayer Identification Number. Such "Backup" withholding may also apply to a shareholder who is otherwise exempt from backup withholding if that shareholder fails properly to document his status as an exempt recipient of distributions. Each shareholder will therefore be asked to provide and certify his correct Taxpayer Identification Number or to certify that he is an exempt recipient.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a shareholder which is a Tax-Exempt Entity will not be subject to tax on Distributions received from us. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a Tax-Exempt Entity. Thus, Distributions paid to a shareholder which is a Tax-Exempt entity and gain on the sale of Shares by a Tax-Exempt Entity (other than those Tax-Exempt Entities described below) will not be treated as UBTI, even if we incur indebtedness in connection with the acquisition of real property or the acquisition or making of a Mortgage Investment, provided that the Tax-Exempt Entity has not financed the acquisition of its Shares.

     For Tax-Exempt Entities which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Shares will constitute UBTI unless the organization is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     In the case of a "qualified trust" (generally, a pension or profit sharing trust) holding stock in a REIT, the Revenue Reconciliation Act of 1993 treats the beneficiaries of that trust as holding stock in the REIT in proportion to their actuarial interests in the qualified trust, instead of the prior law treatment of a qualified trust as a single individual. The Revenue Reconciliation Act of 1993 also requires a qualified trust that holds more than 10% of the shares of a REIT to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This new rule applies to taxable years beginning in 1994 only if (1) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts, and (2) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (A) a single qualified trust holds more than 25% by value each owning more than 10% by value, hold in the aggregate more than 50% of the
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interests in the REIT.  The percentage of any dividend paid (or treated as paid) to a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. Because
(1) we expect the Shares to be widely held, and (2) the Declaration of Trust prohibits any shareholder from owning more than 9.8 percent of the Shares entitled to vote, this new provision should not result in UBTI to any Tax-Exempt Entity.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our Shares disclosing the actual owners of the Shares. We must also maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received regarding the actual ownership of those Shares and a list of those persons failing or refusing to comply with those demands.

STATE AND LOCAL TAXES

     Our tax treatment and the tax treatment of our shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation is provided herein nor is any representation made as to our tax status or the tax status of the Shares or shareholders in such states. Each shareholder should consult his own tax advisor as to the status of the Shares under the state tax laws applicable to him.

                             ERISA CONSIDERATIONS

     In considering whether to purchase Shares with the assets of a Qualified Plan, the plan fiduciary should consider (1) whether the investment is in accordance with the documents and instruments governing the Qualified Plan;
(2) whether such an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable; (3) the need to value the assets of the Qualified Plan annually; and (4) the effect if our assets are treated as "plan assets" following that investment.

     The plan fiduciary should also recognize that ERISA generally requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), has exclusive authority and discretion to manage and control the assets of the plan. As discussed below, we have received an opinion of Berry Moorman P.C. ("Counsel") that, under current law (and subject to certain reservations and requirements set forth therein), it is more likely than not that our assets will not be deemed to be "plan assets" if Qualified Plans invest in Shares. In the event that our assets are nevertheless deemed to be plan assets under ERISA despite such opinion of Counsel, the Trustees and the Advisor would be deemed fiduciaries to each Qualified Plan which purchased Shares. As such, they would be held to the fiduciary standards of ERISA in all of our investments, and the person or persons who have investment discretion over the assets of Qualified Plans subject to ERISA who authorized the investment could be liable under ERISA for investments made by us which do not conform to such standards.

     If the Trustees and the Advisors are considered fiduciaries under ERISA and the Code, they will also be "parties in interest" under ERISA (and "disqualified persons" under the Code) with respect to an investing Qualified Plan and one or more of their Affiliates could also be so characterized.
ERISA and the Code absolutely prohibit certain transactions between a Qualified Plan and a "party in interest" (or "disqualified person"). Under these rules, certain of the contemplated transactions between us and the Trustees and the Advisor or any of their Affiliates could constitute "prohibited transactions" under ERISA and the Code. In such event, certain of the parties involved in the transaction could be required to take any or all of the following actions: (1) undo the transaction, (2) restore to the Qualified Plan any profit realized on the transaction, (3) make good to the
                                Page 44
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Qualified Plan any loss suffered by it as a result of such transaction, and
(4) pay an excise tax. If an IRA engages in a prohibited transaction, it could lose its tax-exempt status, but, in that case, the other penalties for prohibited transactions would not apply.

     A fiduciary of a Qualified Plan is prohibited from taking certain actions with respect to the assets of such plan, including investing the assets with respect to which it is a fiduciary in an entity from which the fiduciary could derive a benefit. To prevent a violation of these rules, we will not permit the purchase of Shares with assets of any Qualified Plan (including an IRA) if we, the Sponsor, the Advisor or any of their Affiliates (1) has investment discretion with respect to the assets of the Qualified Plan to be invested,
(2) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (3) is otherwise a fiduciary with respect to the assets for purposes of the prohibited transaction provisions of ERISA or the Code.

PLAN ASSETS REGULATION/OPINION OF COUNSEL

     On November 13, 1986, the Department of Labor promulgated a final regulation defining the term "plan assets" for purposes of ERISA and the prohibited transaction rules of the Code (the "Final Regulation"). Under the Final Regulation, when a plan makes an equity investment in another entity, the underlying assets of that entity generally will not be considered plan assets if (1) the equity interest is a "publicly offered security" (as such term is used in the Final Regulation) or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is a "real estate operating company" (as such term is used in the Final Regulation), or (3) equity participation by benefit plan investors is "not significant" (as such term is used in the Final Regulation).

     The Final Regulation provides that a "publicly offered security" is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (3) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The initial closing for the sale of Shares did not take place until a minimum of 100 investors independent of us and of each other subscribed for Shares and condition (3) in the preceding sentence was met with respect to the Shares.

     Our underlying assets will not be considered to be plan assets so long as the Shares remain "freely transferable" under the Final Regulation. The Final Regulation provides that a determination as to whether a security is freely transferable is inherently factual in nature and must be made on the basis of all relevant facts and circumstances. The Final Regulation also provides that if a security is part of an offering in which the minimum investment is $10,000 or less (as the case with the Shares), certain enumerated restrictions on transfer and assignment ordinarily will not, along or in combination, affect a finding that such securities are freely transferable. The preamble to the Final Regulation (which is not considered primary legal authority) goes one step further providing that if the minimum investment requirement is satisfied and there are no transfer restrictions other than those enumerated, the security in effect will be presumed to be freely transferable. A security that is not entitled to the presumption may still qualify as freely transferable if the facts and circumstances so indicate.

     We have represented that no restrictions on transferability of the Shares exist other than those set forth in the Declaration of Trust. Accordingly, the Shares should qualify as "freely transferable" under the Final Regulation, and Counsel has rendered an opinion that, if the Shares are "widely held" and properly registered for securities purposes under the requirements described above, it is more likely than not that the Shares will be "publicly offered securities" and that our underlying assets will not be considered to be plan assets under the Final Regulation.

ANNUAL VALUATION

     A fiduciary of a Qualified Plan subject to ERISA is required to determine annually the fair market value of the assets of such Qualified Plan as of the end of such Plan's fiscal year and to file annual reports reflecting such value. In addition, a trustee of an IRA must provide an IRA participant with a statement of the value of the IRA each year.
                                Page 45
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     Because the Shares are not expected to be listed for quotation and a public market is unlikely to develop until the sale of all of the Shares, it is likely that no determination of the fair market value of a Share will be readily available. In these circumstances, the Declaration of Trust provides that we may, but need not, make available to fiduciaries of Qualified Plans an annual good faith estimate of the value of our portfolio of investments, on the basis of their value if then liquidated, and the amount attributable to each Share. There can be no assurance that, if we do provide this estimate,
(1) such value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimates of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),
(2) shareholders could realize such value if they were to attempt to sell their Shares, or (3) such value would comply with the ERISA or IRA requirements described above.

                       SUMMARY OF DECLARATION OF TRUST

     Each shareholder shall be bound by and deemed to have agreed to the terms of the Declaration of Trust by his election to become a shareholder. Our Declaration of Trust is our organizational document and it has been reviewed and approved unanimously by the Trustees. The following is a summary of the material provisions of the Declaration of Trust but is qualified in its entirety by specific reference to the Declaration of Trust attached as an exhibit to the Registration Statement.

SHAREHOLDER MEETINGS

     An annual meeting of shareholders for the election of the Trustees and such other business as shall be stated in the notice of meeting will be held each year, not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of Trustees or by a majority of the Independent Trustees, or by shareholders holding, in the aggregate, not less than 10% of the outstanding Shares. At any meeting of shareholders, each Shareholder is entitled to one vote for each Share owned of record (other than Excess Shares, described below) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and a majority vote of the shareholders will be binding on all of our shareholders. See "Description of the Shares", below.

SHAREHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights.

     Excess Shares (Shares held by a shareholder in excess of 9.8% of the outstanding Shares entitled to vote) are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

     All elections for Trustees shall be decided by a plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by the Declaration of Trust, all other questions shall be decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting.

     Each shareholder entitled to vote may do so (1) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to such meeting) or (2) without a meeting, by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to the date the votes of the shareholders are to be counted).

     Any or all Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote.
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     None of the Advisor, the Trustees nor their Affiliates may vote any
Shares held by them on matters submitted to the shareholders regarding: (1) the removal of the Advisor, the Trustees or their Affiliates and (2) any transaction between us and the Advisor, the Trustees or their Affiliates. Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

     The holders of a majority of the outstanding Shares may vote to terminate our existence at any time.

     A vote of the majority of the outstanding Shares entitled to vote is necessary to amend the Declaration of Trust, except that amendment of the provision regarding supermajority approval of certain Rollups or conversion transactions requires the vote of the holders of 80% of the outstanding Shares. See "Summary of Declaration of Trust - Amendment of the Declaration of Trust", below.

SHAREHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers of all shareholders with the number of Shares held by each, shall be maintained as part of our books and records at our principal office. That list shall be updated at least quarterly, and shall be open for inspection by a shareholder or his designated agent upon a shareholder's request. That list shall also be mailed to any shareholder requesting the list within 10 days of the request. We may require the shareholder who requests a shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest as a shareholder.

     Any shareholder and any designated representative thereof shall be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. In addition, our books and records shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

TRUSTEES

     A majority of the Trustees shall at all times be Independent Trustees. The Board of Trustees currently consists of five Trustees, including three Independent Trustees and one Trustee employed by us. Each Trustee shall serve a term of one year.

     The Declaration of Trust provides that the number of Trustees may be increased or decreased by the Trustees but shall not be less than three nor more than nine at any one time. Any Trustee may resign at any time and may be removed by a majority of the Trustees for cause only or by a majority of the outstanding Shares entitled to vote with or without cause. Vacancies occurring as a result of the removal of Trustees by shareholders shall be filled by the shareholders.

     No bond is required to secure the performance of a Trustee unless the Trustees so provide. The Trustees are empowered to fix the compensation of all officers whom they select, including the President. The Independent Trustees will be paid the greater of $1,000 per meeting or $4,000 per year. Trustees affiliated with the Advisor or employed by us will not be compensated by us for their service as Trustees.

     Our President, the Advisor, the Trustees and their Affiliates may not vote any Shares held by them on matters submitted to the shareholders regarding the removal of the President, Advisor, the Trustees or their Affiliates. Shares held by the President, the Advisor, the Trustees and their Affiliates may not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

AMENDMENT OF THE DECLARATION OF TRUST

     Our Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares and a majority of the Trustees, including a majority of the Independent Trustees, except that: (a) the amendment of the provision contained in the Declaration of Trust regarding super majority
                                 Page 47
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shareholder approval of certain Roll-Up or conversion transactions requires the vote of the holders of 80% of the outstanding Shares; and (b) any amendment which would change any rights with respect to any outstanding class of our securities, by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or written consent of the holders of two-thirds of the outstanding securities of such class. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to amend our Declaration of Trust without the consent of shareholders (1) to the minimum extent necessary, based on an opinion of counsel, if any provision of the Declaration of Trust conflicts with the provisions of the Code applicable to REITs, the regulations thereunder, or to comply with other laws or regulations, (2) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be for the benefit or protection of shareholders, or (3) to clarify an ambiguity, correct an inconsistency or supplement the Declaration of Trust in a manner not inconsistent with any other provision contained therein.

RESPONSIBILITY OF TRUSTEES

     The Board of Trustees is responsible for our general policies and for such general supervision and management of our business as may be necessary to insure that such business conforms to the provisions of the Declaration of Trust.

     The Trustees are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and in the best interest of our shareholders. The Trustees are also required to perform their duties, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. See "Fiduciary Responsibilities of Trustees".

     The laws of the State of Maryland and our Declaration of Trust provide certain limits on the liability of our Trustees and officers to us and our shareholders. See "Fiduciary Responsibility of Trustees - Limitation on Liability of Trustees and Officers". In addition, the Declaration of Trust provides for us to indemnify the Trustees, the Advisor and their Affiliates against certain liabilities. See "Fiduciary Responsibility of Trustees - Indemnification of Trustees, Officers and Others".

     The Declaration of Trust provides that the Trustees shall have full, absolute and exclusive power, control, management and authority over our assets and over our business and affairs to the same extent as if the Trustees were the sole owners thereof in their own right. The Trustees have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by the Declaration of Trust. We use our President to supervise our day to day operations, subject to compliance with our investment objectives and policies, and also subject to the supervision of the Trustees.

     The Trustees have the responsibility to establish written policies on investments and borrowings and shall monitor both ours and the Advisor's administrative procedures, investment operations and performance to assure that those policies are carried out. Until modified by the Trustees, we shall follow the policies on investments and borrowings set forth in this prospectus. The approval of a majority of the Independent Trustees must approve any change in our investment objectives.

     In addition, the Trustees have a fiduciary duty to our shareholders to review our relationship with the Advisor.

     The Trustees (including the Independent Trustees) have the responsibility periodically to monitor the allocation of Mortgage Investments among us and the Affiliated Programs to insure that the allocation method described herein is being applied fairly to us. See "Conflicts of Interest - Competition with Affiliates for Purchase and Sale of Mortgages".

LIMITED LIABILITY OF SHAREHOLDERS

     The Maryland statute under which we were formed provides that shareholders are not personally liable for our obligations. The Declaration of Trust also provides that every written agreement entered into by us shall contain a provision that our obligations are not enforceable against the shareholders personally.
                                 Page 48
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DESCRIPTION OF THE SHARES

     Except with respect to "Excess Shares" (which are Shares held by a shareholder which are in excess of 9.8% of the outstanding Shares entitled to vote), all of the Shares are of one class and have a par value of $.01 per Share. We are authorized to issue as many Shares (including fractional shares) as the Trustees may determine. Shareholders are entitled to one vote for each Share held on all matters presented for a vote of shareholders. In meetings where a quorum is present, a majority of the votes cast by shareholders is required to adopt a provision, unless otherwise provided. All Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities upon dissolution and liquidation. The Shares, when issued, will be fully paid and nonassessable and will not be subject to redemption by us (except in the case of a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs), nor will they have any preference, conversion, exchange, preemptive or cumulative voting rights.

     Any demands or distributions with respect to the Excess shall be held by us in a savings bank account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares.

     Excess Shares shall be deemed to have been offered for sale to us for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if we had actual knowledge of the transfer, or (ii) if we do not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or
(ii) above. After we give notice of our intention to purchase the Excess Shares, such Shares shall have no further rights (beyond the right of the Shareholder to receive payment therefor). In the event we determine not to purchase the Excess Shares, said Shares shall have no further rights until they are held by a Shareholder owning 9.8% or less of our outstanding Shares.

MARYLAND ANTI-TAKEOVER LAW PROVISIONS

     The Declaration of Trust provides that we elect to be governed by the special voting requirements of the Maryland Corporations and Associations Article (the "Special Voting Article").

     The Special Voting Article contains an "interested stockholder" provision that prohibits a Maryland corporation (which includes a Maryland real estate investment trust) from engaging in a broad range of business combination or other similar transaction with an interested stockholder for a period of five years after that person first became an interested stockholder. After that five year period, those transactions may not be consummated unless (i) the transaction is first recommended by our Trustees, (ii) the transaction is approved by the affirmative vote of at least 80% of the votes entitled to be cast by all of our shareholders and 66 2/3% of the votes entitled to be cast by all shareholders other than the interested stockholder unless, among other things, our shareholders receive a minimum price (as defined in the Special Voting Article) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its Shares.

     A business combination with an interested stockholder which is approved by our Trustees at any time before a person first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to our Declaration of Trust charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. That amendment would not be effective until eighteen months after the vote of shareholders and does not apply to any business combination with a person who was an interested stockholder on the date of the shareholder vote.

     The Special Voting Article also contains a control share provision which states that "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by
                                   Page 49
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the acquirer or by officers or Trustees who are our employees.  "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing Trustees within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or (ii) 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

     A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question ourselves at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control shares are considered, or, if no meeting is held, as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

RESTRICTIONS ON TRANSFER OF SHARES

     Certain transfers or purchases may be prohibited by our Trustees to ensure our continued qualification as a REIT under the Code.

     For us to continue to qualify as a REIT under the Code, not more than 50% of our outstanding Shares may be owned by five or fewer individuals during the last half of the year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding Shares, and our resulting failure to qualify as a REIT, we will limit the ownership and transfer of the Shares in order to comply with those limitations.

     The Trustees will require each proposed transferee of Shares to deliver a statement or affidavit setting forth the number of Shares, if any, already owned, directly or indirectly, by that transferee and will refuse to permit any transfer of Shares which would cause an accumulation of Shares that would jeopardize our status as a REIT.

     The Declaration of Trust also provides that the Board of Trustees may redeem Shares in order to maintain our REIT status. Except for the redemption of "Excess Shares" which will be at the price set forth under "Summary of Declaration of Trust - Description of the Shares" above, the redemption price shall be determined in good faith by the Independent Trustees.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLLUPS

     The Declaration of Trust requires that 80% in interest of our shareholders and all the Independent Trustees approve certain exchange offers, mergers, consolidations or similar transactions in which our shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the shareholders. It should be noted that standards such as "substantially longer life", "materially different investment objectives and
                                Page 50
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policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Trustees (a majority of whom are independent).

     Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

     (a) result in our shareholders having voting rights that are less than those provided in the Declaration of Trust;

     (b) result in our shareholders having rights to receive reports that are less than those provided in the Declaration of Trust;

     (c) include provisions which would operate materially to impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares hold by that investor;

     (e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Declaration of Trust; or

     (f) require us to pay the cost of the transaction if the Roll-Up is not approved by our shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in shareholders having rights and restrictions comparable to those contained in the Declaration of Trust, with the prior approval of a majority of the shareholders.

     The Declaration of Trust also requires that an appraisal of all our assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up.

RATIFICATION OF DECLARATION OF TRUST

     The Declaration of Trust has been reviewed and ratified by all of the Trustees by unanimous written consent.

TERMINATION

     We may be dissolved at any time without approval of a majority of the Board of Trustees by an affirmative vote of the holders of a majority of the outstanding Shares.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our goal is to limit our annual Total Operating Expenses (exclusive of loan servicing fees) to 0.5% of our Average Invested Assets. Effective January 1, 1997, the Advisor has been funding all of our general and administrative expenses in return for a contribution by us of an amount equal to 0.5% of our Average Invested Assets for the immediately preceding month. However, our contributions to the Advisor shall not exceed the lesser of (a) the total general and administrative expenses funded by the Advisor or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. In the event our Total Operating Expenses exceed the limitations described above then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.
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LIMITATION ON ACQUISITION EXPENSES AND FEES

     The total of Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the purchase price of any Mortgage Investment. Notwithstanding the above, a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. However, notwithstanding the foregoing, the Acquisition Fees to be paid to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments shall not exceed 3.0% of the principal amount of each Mortgage Investment.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     Our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. As a result of the foregoing, a majority of the Independent Trustees, not otherwise interested in the transaction, will be required to approve the purchase of each Mortgage Investment that is purchased from a Sponsor, the Advisor or an Affiliate thereof, after determining that those purchases are made on terms and conditions that are no less favorable than those that could be obtained from independent third parties for mortgages with comparable terms, rates, credit risks and seasoning. The Advisory Agreement with the Advisor and the use of SCMI, an affiliate of the Advisor, to service the Residential Mortgages and Contracts for Deed acquired by us for an annual service fee equal to 0.5% of the outstanding principal balance of those items that it services for us have been approved by the Trustees. See "Investment Objectives and Policies - Other Policies".

     Payments to the Advisor, the Trustees and their Affiliates for services rendered in a capacity other than that as the Advisor or Trustees may only be made upon a determination of a majority of the Independent Trustees, not otherwise interested in such transaction that: (1) the compensation is not in excess of their compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

RESTRICTIONS ON BORROWING

     The Declaration of Trust provides that we may not incur indebtedness unless: (1) that indebtedness is not in excess of 50% of our Net Asset Value; or (2) a majority of the Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 95% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.
 In addition, our aggregate secured and unsecured borrowings shall be reasonable in relation to our Net Assets and shall be reviewed by the Trustees at least quarterly. In the absence of satisfactory showing that a higher level of borrowing is appropriate, the maximum amount of those borrowings shall not exceed 50% of our Net Assets. Any excess over such 50% level shall be approved by a majority of Independent Trustees and disclosed to shareholders in our next quarterly report, along with justification for that excess.

RESTRICTION ON INVESTMENTS

     The Declaration of Trust prohibits investments in (1) any foreign currency, bullion, commodities or commodities future contracts (this limitation is not intended to apply to interest rate futures, when used solely for hedging purposes); (2) short sales; and (3) any security in any entity holding investments or engaging in activities prohibited by the Declaration of Trust.
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
     In addition to other investment restrictions imposed by the Trustees from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments set forth in our Declaration of Trust:

     (a) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under the contract for development or plan for development within one year;

     (b) We may not invest in real estate contracts of sale unless those contracts of sale are recordable in the chain of title and unless that investment is made in conjunction with the acquisition or sale of real property or when held as security for mortgages made or acquired by us;

     (c) Except for the types of investments described herein in the section entitled "Investment Objectives and Policies", we may not invest in equity securities unless a majority of Trustees, including a majority of Independent Trustees, not otherwise interested in that transaction approve the transaction as being fair, competitive and commercially reasonable;

     (d) We may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Trustee or Affiliates thereof;

     (e) To the extent we invest in real property, a majority of the Trustees shall determine the consideration paid for that real property, based on the fair market value of the property. If a majority of the Independent Trustees so require, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, the fair market value of that real property shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees;

     (f) We will not invest in indebtedness (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of that junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of that property, if after giving effect thereto, the value of all of our investments. of the Company (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets.

     (g) We will not engage in trading, as compared with investment activities; and

     (h) We will not engage in underwriting or the agency distribution of securities issued by others.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans.

MORTGAGES AND DEEDS OF TRUST AND CONTRACT FOR DEED GENERALLY

     Mortgage loans are secured by either mortgages or deeds of trust or contracts for deed (also known as a land contract) or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and
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the mortgagee, who is the lender.  In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

     A Contract for Deed (also known as a land contract) is a document evidencing the agreement between a seller of real estate (the "lender") and a buyer pursuant to which the seller retains legal title to the property and agrees with the purchaser to transfer the property in exchange for the payment of the purchase price, plus interest, over the term. Upon full performance of the contract by the purchaser, the seller is obligated to convey title to the property. As with mortgage or deed of trust financing, during the effective period of the contract of deed, the purchaser is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant.
 When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a
                                Page 54
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junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be covered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms. The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture. These laws may require the lender to pursue a judicial or nonjudicial foreclosure with respect to the property and give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.

     In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure. In that event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have
                                  Page 55
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substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, or under a contract for deed does not involve sufficient state action to afford constitutional protection to the borrower.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states such lien law priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator". Consequently, those laws often specifically exclude such a secured lender, provided that the lender does not participate in the facility's management of environmental matters.

     In 1992, the United States Environmental Protection Agency (the "EPA") issued a rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminated facility as collateral without exceeding the bounds of the secured creditor exemption. In February 1994, however, the United States Court of Appeals for the D.C. Circuit struck down the EPA's lender liability rule on the grounds that it exceeded EPA's rule making authority under CERCLA. A petition for writ of certiorari to the United States Supreme Court appealing the D.C. Circuit's decision was denied in January 1995. At the present time, the future status of the rule and similar legislation now pending in Congress is unclear, although the EPA has stated that it will continue to adhere to the rule as a matter of policy and is in the process of preparing guidance to this effect. Certain courts that have addressed the issue of lender liability under CERCLA have, in some cases without relying on any EPA rule or policy, nonetheless interpreted the secured creditor exemption consistent with the EPA rule. In any event, the EPA rule does not or would not necessarily affect the potential for liability under state law or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any such lender protections would be binding in actions brought by a party other than the federal government.
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     We expect that at the time most, if not all, Mortgage Investments are purchased, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

     "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

     If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

JUNIOR MORTGAGE AND DEEDS OF TRUST; RIGHTS OF SENIOR MORTGAGES OR
BENEFICIARIES

     Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks". In addition, the Code provides priority to certain tax liens over the lien of a mortgage.

     We do not presently intend to acquire junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by the other lenders. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

     The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless
                                Page 57
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the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiaries is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

     Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

     In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.
In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, borrowers under contracts for deed may also have a post-foreclosure right of redemption and a borrower with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.

ANTI-DEFICIENCY LEGISLATION

     We may acquire interests in mortgage loans which are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory
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prohibitions which impose prohibitions against or limitations on such recourse. Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of such an election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

     Statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. However, that automatic stay can be removed unless the debtor can provide adequate security to the creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
 Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
                                  Page 59
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ENFORCEABILITY OF CERTAIN PROVISIONS

Prepayment Provisions

     In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Certain Laws and Regulations - Applicability of Usury Laws". We may invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require such fees, such fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.

Due-On-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain mortgage loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Acceleration on Default

     We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.
                                 Page 60
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Secondary Financing: Due-on-Encumbrance Provisions

     Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statues requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

                              WHO MAY INVEST

     A purchase of Shares is suitable for persons who desire an investment intended to provide income from the Mortgage Investments that we will make, which are not insured by the FHA or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Because no public market is expected to develop for the Shares before the completion of this offering, a purchase of the Shares is most suitable for persons who do not have an immediate need for liquidity.

     We have established the following suitability standards which must be met before subscription for the purchase of Shares from any individual investor will be accepted:

RESIDENTS OF STATES OTHER THAN FLORIDA OR PENNSYLVANIA

A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $150,000 (exclusive of home, home furnishings and automobiles).

FLORIDA RESIDENTS

A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $125,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 20% of the investor's net worth.

PENNSYLVANIA RESIDENTS

A minimum gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 10% of the investor's net worth.

      In the case of sales to IRA's, qualified pension or profit sharing or other retirement plans including KEOGH plans and trusts and to other fiduciary accounts, the foregoing suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

     We reserve the right to modify those suitability standards for investors in states where the securities administrator has required higher standards or agreed to lower standards.

     Each person selling the Shares on our behalf shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for the investor.

                             TERMS OF THE OFFERING

SHARES OFFERED

     We are offering maximum of 2,500,000 Shares at $20 each. As of December 31, 1998, we had sold a total of 724,271 Shares in this offering. The Shares are being offered on a "best efforts" basis through First Financial United Investments Ltd., L.L.P. (the "Selling Group Manager") and broker-dealers selected by the Selling Group Manager. The term "best efforts" basis means that no broker-dealer participating in the offering will be under any obligation to purchase any Shares from us, and that each broker-dealer has agreed to provide its best commercially reasonable efforts to sell Shares to be issued by us.

SUITABILITY REQUIREMENTS

     We have established certain suitability standards for the purchase of Shares applicable to individual investors. See "Who May Invest". We reserve the right to reject subscriptions in our sole discretion. To prevent a possible violation of REIT concentration of ownership standards, we intend to limit Share ownership so that at no time will five or fewer shareholders own more than 50% of the outstanding Shares. See "Summary of Declaration of Trust
- Redemption and Restriction on Transfer of Shares".

TERMINATION OF THE OFFERING

     The offering will terminate December 31, 2000, unless we terminate the offering earlier (which we are entitled to do in our sole discretion for any reason whatsoever).

SHARES SOLD TO ADVISOR BEFORE THIS OFFERING

     The Advisor purchased 10,000 Shares at an aggregate purchase price of $200,000 ($20.00 per share) prior to this initial public offering. The Advisor has represented that it will hold those Shares for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933. The Declaration of Trust provides that the Sponsors or any Affiliates may not withdraw its initial investment of $200,000 while the Sponsor remains a Sponsor but may transfer those 10,000 Shares to other Affiliates.

MINIMUM PURCHASE REQUIREMENTS

     Shares will be sold only to a person who makes a minimum purchase of 250 Shares ($5,000). Notwithstanding the foregoing, a minimum of 50 Shares ($1,000) may be purchased by an Individual Retirement Account ("IRA") established under Section 408 of the Code, or a Keogh Plan established under

Section 401 of the Code. It should be noted, however, that an investment in Shares, in and of itself, will not create an IRA or a Keogh Plan for any investor and that in order to create an IRA or Keogh Plan, an investor must comply with the provisions of the Code.

PURCHASES BY QUALIFIED PLANS

     Depending upon the particular circumstances, and subject to the terms of the governing plan instruments, the purchase of Shares may be a suitable investment for IRAs and qualified pension, profit sharing or other retirement plans (including Keogh plans) and trusts and bank commingled trust funds for such plans (collectively, "Qualified Plans"). ERISA and the Code, however, impose significant penalties for certain investments by Qualified Plans (including IRAs). In order to ensure that any investment contemplated by a Qualified Plan will not result in the imposition of such penalties, we will not permit the purchase of Shares with assets of any Qualified Plan (including Keogh Plans and IRAs) if we, the Advisor or any of our Affiliates (1) has investment discretion with respect to the assets of the Qualified Plan to be invested, (2) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (3) is otherwise a fiduciary with respect to those assets for purposes of the prohibited transaction provisions of ERISA or the Code. See "ERISA Considerations".

BROKER COMPENSATION

     The Selling Group Manager will receive a commission of 10% of the Gross Offering Proceeds, plus 0.5% of the Gross Offering Proceeds as a due diligence fee. The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds to us. The Selling Group Manager will pay to Selected Dealers a commission equal to 4% of the offering price of Shares sold through them unless a higher commission (up to, but not exceeding, 8%) is designated by the Selling Group Manager.

     The Selling Group Manager will also receive, for nominal consideration, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all Shares offered hereunder are sold). The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager.

     The Selling Group Manager Agreement provides that we shall indemnify the Selling Group Manager and the Selected Dealers with respect to any liabilities arising out of the Securities Act. The Selling Group Manager and certain Selected Dealers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933 (the "Securities Act"), and compensation paid the Selling Group Manager and any Selected Dealers in connection with the sale of Shares may be deemed to be "underwriting commissions" within the meaning of the Securities Act.

SUBSCRIPTION PROCEDURE

     In order to purchase Shares, the investor must complete and execute a Subscription Agreement in the form attached to this prospectus. Payment for the Shares, in an amount equal to $20 per Share, should be delivered to the Selling Group Manager or Selected Dealer, together with executed Subscription Agreements, where applicable.

     Payment for subscriptions may be made by an investor: (a) by delivery to the Selling Group Manager or Selected Dealer of a check made payable to "Chase Bank of Texas Escrow" or (b) by authorizing his broker to wire transfer the purchase price for Shares indicated in the Subscription Agreement to the Escrow Agent, in each case in the amount of $20 for each Share he wishes to purchase and in total amount of not less than the minimum subscription of 250 Shares ($5,000) (50 Shares ($1,000) for IRA's and Keogh plans). A subscriber must have his subscription payment in the escrow account on the specified settlement date. All payments should be made directly to the escrow account so that good funds are available on the settlement date. A properly completed Subscription Agreement must be in the Selling Group Manager's possession at that time.
                                  Page 63
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     An investor, by subscribing for Shares and accepting confirmation of the purchase of Shares without objection after receipt of such confirmation accompanied or proceeded by the prospectus and our Declaration of Trust, will be assenting to all of the terms and conditions of the Declaration of Trust. In addition, by placing an order for Shares, an investor (i) represents that he, she or it has authority to order Shares and, if appropriate, to execute a Subscription Agreement, (ii) if he, she or it is a qualified plan (including a Keogh plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulation 2510.3-101(f)(2), represents that to the best of his, her or its knowledge neither we, the Advisor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets, and (iii) represents that he, she or it meets the suitability requirements established by us or, if different, the standard applicable to residents of the state in which the investor resides, as set forth in "Who May Invest".

ESCROW ARRANGEMENTS

     All funds from subscriptions for Shares will be placed in escrow with the Escrow Agent [unless otherwise directed by the Selling Group Manager]. The Escrow Agent, at our direction, is given the right of investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934 in bank accounts, including savings accounts, bank money market accounts, short-term certificates of deposit, or short term securities issued by the United States government, including treasury notes and obligations guaranteed by the full faith and credit of the United States government.

     Until the termination of the offering of the Shares, additional sales of Shares will become effective on each Interim Closing. The subscription proceeds will be held in escrow until the next Interim Closing and interest earned on those subscription proceeds pending that Interim Closing will be distributed to each subscriber, pro rata, calculated based upon the number of days each such subscriber's funds are held in escrow hereunder, subject to any applicable withholding provisions of the Code. A certificate evidencing the Shares will be issued to such holder not later than 60 days after the subscription proceeds are released from escrow.

                            SALES MATERIAL

     In addition to and apart from this prospectus, we will utilize certain sales material in connection with the offering of Shares. This material may include fact sheets and other guides to be used internally by broker dealers, an investor sales promotion brochure, speeches for public seminars, audio, video and slide presentations, invitations to attend public seminars, prospecting letters, mailing cards, articles and publications concerning real estate and mortgage investments, and so called "tombstone" advertisements. In certain jurisdictions, such sales material will not be available. Use of any materials, including sales materials to be distributed to NASD members and their associated persons will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.

     Other than as described herein, we have not authorized the use of other sales material, other than marketing bulletins to be used internally by broker dealers. The offering is made only by means of this prospectus. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered as part of this prospectus or the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference, or as forming the basis of the offering of the Shares which are offered hereby.

                             LEGAL MATTERS

     Legal matters in connection with the Shares offered hereby will be passed on for us by Berry Moorman P.C., Detroit, Michigan. Certain tax matters will be passed on by Berry Moorman P.C.
                                 Page 64
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                           REPORTS TO INVESTORS

     We will distribute to our shareholders, within 120 days after the end of our fiscal year, copies of our annual report which will include annual financial statements (balance sheet, statement of income or loss, statement of shareholders' equity, statement of cash flows and a statement of surplus) accompanied by a report containing an opinion of independent certified public accountants. We shall also include in our annual report: (1) the ratio of the costs of raising capital during the period to the capital raised, (2) the total Operating Expenses as a percentage of Average Invested Assets and as a percentage of Net Income, (3) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with us), (4) a statement of distributions to the shareholders and their sources and (5) a report from the Independent Trustees that the policies being followed by us are in the best interests of our shareholders and the basis for that determination. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. Within 75 days after December 31 in each year, we will distribute to our shareholders all of our information necessary in the preparation of their federal income tax returns.

     We shall distribute to the shareholders within 60 days after the end of our first three fiscal quarters of each fiscal year, copies of an quarterly report which will include an unaudited balance sheet, an unaudited statement of income for the year to date, and an unaudited statement of cash flows for the year to date.

     Financial information contained in all reports to investors will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles.

                                EXPERTS

     Our financial statements as of December 31, 1998 and 1997 are included herein and elsewhere in the registration statement in reliance upon the report of Jackson & Rhodes, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                               GLOSSARY

     The definitions of terms used in this prospectus are set forth below.

     "Acquisition Expenses" shall mean expenses related to our selection of, and investment in, Mortgage Investments, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

     "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Residential Mortgages or Contracts for Deed by us. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.

     "Adjusted Contributions", used in calculating the Subordinated Incentive Fee, shall mean (1) the product of $20 times the number of outstanding Shares, reduced by (2) the total of cash distributed to shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

     "Advisor" shall mean the person(s) or entity retained by the Trustees that will be responsible for providing advice with respect to developing a model for our portfolio, developing underwriting criteria and monitoring yields and performing other duties as described in the Advisory Agreement, including a person or entity to which an Advisor subcontracts substantially all such functions. Initially the Advisor shall be Mortgage Trust Advisors, Inc., or anyone which succeeds it in such capacity.

     "Advisory Agreement" shall mean the agreement between the Advisor and us whereby the Advisor will act as our investment advisor.

     "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee, general partner of such Person, and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor, a Sponsor or their Affiliates to engage in businesses which may be competitive with us and which have similar investment objectives as we do (or programs with dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as we do.

     "Average Invested Assets" shall mean the average of the aggregate book value of our assets for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Capital Distributions" shall mean Distributions of: (1) non-reinvested principal payments and (2) Proceeds of Mortgage Prepayments, Sales and Insurance.

     "Cash Flow" shall mean, with respect to any period, (a) all cash receipts derived from payments of principal and base interest on Mortgages held by us (exclusive of any Proceeds of Mortgage Prepayments, Sales and Insurance) plus
(b) cash receipts from operations (including any interest from our temporary investments) without deduction for depreciation or amortization, less (c) cash receipts used to pay operating expenses.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Contract for Deed" refers to the Seller's unencumbered interest in contracts for deed (also known as land contracts) for the purchase of single family residential property throughout the United States in which we will invest.

     "Counsel" shall mean Berry Moorman P.C.

     "CRC" shall mean Capital Reserve Corporation, a Texas corporation that is 50% owned by Todd Etter, a principal shareholder of the Advisor. CRC is engaged in the business of financing home purchase and renovations.

     "Declaration of Trust" shall mean our Declaration of Trust, as amended and/or amended and restated from time to time.

     "Disposition Proceeds" shall mean: (1) Proceeds of Mortgage Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to us with respect to Mortgage Investments.

     "Distributions" shall mean any cash distributed to shareholders arising from their interest in the Shares.

     "Escrow Agent" shall mean Chase Bank of Texas, NA or any other qualified financial institution designated as escrow agent by the Company and the Selling Group Manager.

     "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per Share.

     "Independent Trustees" shall mean the Trustees who (1) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (2) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (3) perform no other services for us, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

     "Institutional Investors" shall mean a bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000.

     "Interim Closing" refers to the closings of the sale of Shares that are anticipated to be held on the first and fifteenth of each month (or the next business day). All Subscriber's funds will be deposited into the escrow account maintained by the Escrow Agent and will be disbursed by the Escrow Agent to us and the selling Group Manager at the next Interim Closing.

     "Interim Mortgages" shall mean loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes.

     "Investment-to-Value Ratio" means the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.

     "Mortgage Investments" shall mean our investments in Residential Mortgages, Contracts for Deed and Interim Mortgages.

     "Mortgage Prepayments, Sales or Insurance" shall mean any transaction by us (other than the receipt of base interest, principal payments when due on a Mortgage Investment and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments held by us or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of our assets.

     "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of our qualification as a REIT (e.g. regular interests in real estate mortgage investment conduits ("REMICs")).

     "Net Assets" or "Net Asset Value" shall mean our total assets (other than intangibles) valued at cost before deducting depreciation or other non-cash reserves less our total liabilities. The Net Asset Value shall be calculated at least quarterly on a basis consistently applied.

     "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of our Mortgage Investments or other assets.

     "Net Offering Proceeds" shall mean the Gross Offering Proceeds received by us with respect to the sale of Shares less Organization and Offering Expenses.

     "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from our assets in connection with and in preparing ourselves for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses", any volume discounts that are given by the Selling Group Manager shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.

     "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     "Proceeds of Mortgage Prepayments, Sales and Insurance" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

     (i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

     (ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

     "Qualified Plan" shall mean any qualified pension, profit sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan and any IRA.

     "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust described in sections 856 through 860 of the Code (the "REIT Provisions").

     "REIT Taxable Income" shall mean the taxable income as computed for a corporation which is not a REIT, (1) without the deductions allowed by sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (2) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived from prohibited transactions; (3) deducting amounts equal to (x) any net loss derived from prohibited transactions, and (y) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 95% and/or the 75% gross income tests; and (4) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

     "Residential Mortgage" shall mean the first lien, fixed rate mortgages secured by single family residential property throughout the Unites States that we will invest in.

     "Roll-Up" shall mean a transaction involving the acquisition, merger, commission or consolidation either directly or indirectly of us and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation Market System; or

     (ii) a transaction involving the conversion to corporate, trust or association form of only ourselves, if as a consequence of the transaction, there will be no significant adverse change in any of the following:

          (A) shareholders' voting rights;

          (B) our term and existence;

          (C) Sponsor or Advisor compensation; or

          (D) our investment objectives.

     "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Selling Group Manager" shall mean First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the public offering of the Shares.

     "Shares" shall mean our shares of beneficial interest.

     "Selected Dealers" shall mean the dealer members of the National Association of Securities Dealers, Inc. that are designated by the Selling Group Manager to participate in the sale of the Shares.

     "Sponsor" shall mean any person directly or indirectly instrumental in organizing us, wholly or in part, or any Person who will control, manage or participate in our management and any Affiliate of such Person, but does not include (1) any person whose only relationship with us is that of an independent asset manager whose only compensation from us is as such, and (2) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from us is for professional services. A Person may also be deemed one of our Sponsors by: (1) taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons; (2) receiving a material participation in us in connection with the founding or organizing of our business, in consideration of the services or property, or both services and property; (3) having a substantial number of relationships and contacts with us; (4) possessing significant rights to control our Company properties;
(5) receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or (6) providing goods or services to us on a basis which was not negotiated at arm's length with us.

     "Subordinated Incentive Fee" shall mean the fee paid to the Advisor pursuant to the Advisory Agreement. The Subordinated Incentive Fee shall be equal to 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on our Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of $20 per share. See "Management - Summary of Advisory Agreement".

     "Tax-Exempt Entities" shall mean any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund, or a charitable, religious, scientific or educational organization.

     "Total Operating Expenses" shall mean all of our operating, general, and administrative expenses as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage Investment by us, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

     "Trustees" shall mean our trustees.

     "UBTI" shall mean unrelated business taxable income as described in the Code.

                        FINANCIAL STATEMENTS

                        UNITED MORTGAGE TRUST

                     INDEX TO FINANCIAL STATEMENTS

                                                               Page

Independent Auditors' Report                                     F-2

Balance Sheets as of December 31, 1998 and 1997                  F-3

Statements of Income
     Years Ended December 31, 1998 and 1997                      F-4

Statements of Changes in Shareholders' Equity
     Years Ended December 31, 1998 and 1997                      F-5

Statements of Cash Flows
     Years Ended December 31, 1998 and 1997                      F-6

Notes to Financial Statements                                    F-7

                                 Page F-1

INDEPENDENT AUDITORS' REPORT


Board of Trustees
United Mortgage Trust

      We have audited the accompanying balance sheets of United Mortgage Trust as of December 31, 1998 and 1997, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Mortgage Trust as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended are in conformity with generally accepted accounting principles.


                                       Jackson & Rhodes P.C.

Dallas, Texas
March 5, 1999

UNITED MORTGAGE TRUST
BALANCE SHEETS (Audited)
For the Years Ending
December 31, 1998 and 1997
                                                    December 31,
                                               1998             1997
                                               ----             ----
ASSETS
Cash                                       $    58,054      $      248
Investment in residential mortgages
and contracts for deed                      11,159,863       2,722,036
Interim mortgages                            3,285,023         877,275
Accrued interest receivable                    133,478          38,746
Receivable from affiliate (Note 5)              15,185          12,116
Equipment, less accumulated depreciation
     of $1,256 and $736, respectively            1,986           1,850
Other assets                                     5,350           2,337
                                           -----------      ----------
Total Assets                               $14,658,939      $3,654,608
                                           -----------      ----------
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Lines of credit (Note 3)                 $ 1,484,308      $  138,000
  Dividend payable                             121,164          33,799
  Accounts payable & accrued
      liabilities                                1,519             883
                                           -----------      ----------
      Total Liabilities                    $ 1,606,991      $  172,682
                                           -----------      ----------
Commitments and contingencies (Note 6)

Shareholders' equity:
  Shares of beneficial interest; $.01 par
    Value; 100,000,000 shares authorized
    734,271 and 202,508 shares
    outstanding                            $     7,343      $    2,025
  Additional paid-in capital                12,974,938       3,467,964
  Retained earnings                             69,667          11,937
                                           -----------      ----------
      Total Shareholders' Equity           $13,051,948      $3,481,926
                                           -----------      ----------
Total                                      $14,658,939      $3,654,608
                                           -----------      ----------

See accompanying notes to financial statements.

                          Page F-3

UNITED MORTGAGE TRUST
STATEMENTS OF INCOME (Audited)
For the Years Ended
December 31, 1998 and 1997
                                            December 31,
                                      1998               1997
                                      ----               ----
Revenues:
Interest income                      $1,131,154         $172,027
Expenses:                            ----------         --------
  Salaries and wages                     67,361           62,198
  General and administrative            203,963           52,554
  Interest expense                       43,577            7,804
  Expense reimbursement from
    affiliate (Note 5)                 (200,282)        (150,129)
                                     ----------         --------
                                        114,619           27,573
                                     ----------         --------

Net income                           $1,016,535         $199,600
                                     ----------         --------

Net income per share of
  beneficial interest                     $2.12            $2.66
                                     ----------         --------
Weighted average shares
  outstanding                           480,057           75,089
                                     ----------         --------

See accompanying notes to financial statements.

                              Page F-4

UNITED MORTGAGE TRUST
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Audited)
For the Years Ending
December 31, 1998 and 1997
                                 Shares of         Additional    Retained
                             Beneficial Interest     Paid-in     Earnings
                             Shares      Amount      Capital     (Deficit)      Total
                             ------------------    ----------    ---------  -----------
Balance, Dec 31, 1996          10,000    $  100   $   199,900   $  (47,004)  $   152,996

Proceeds from shares issued   192,508     1,925     3,443,064         --       3,444,989
Offering costs                   --         --       (175,000)        --        (175,000)
Dividends ($.85 per share)       --         --          --        (140,659)     (140,659)
Net income                       --         --          --         199,600       199,600
                              -------    ------   -----------   ----------   -----------
Balance, Dec 31, 1997         202,508     2,025     3,467,964       11,937     3,481,926

Proceeds from shares issued   531,763     5,318     9,506,974         --       9,512,292
Dividends ($2.05 per share)      --         --          --        (958,805)     (958,805)
Net income                       --         --          --       1,016,535     1,016,535
                              -------    ------   -----------   ----------   -----------
Balance, Dec 31, 1998         734,271    $7,343   $12,974,938   $   69,667   $13,051,948
                              -------    ------   -----------   ----------   -----------

See accompanying notes to financial statements.

                                     Page F-5

UNITED MORTGAGE TRUST
STATEMENTS OF CASH FLOWS (Audited)
For the Years Ending
December 31, 1998 and 1997
                                                      December 31,
                                                  1998            1997
Cash flow from operating activities:
  Net income                                 $  1,016,535     $   199,600
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation and amortization                 1,257             700
      Amortization of discount on
        mortgage investments                      (55,864)        (10,277)
      Accrued interest receivable                 (94,732)        (38,609)
      Other assets                                 (3,750)         (1,600)
      Accounts payable and other liabilities       88,001          16,806
          Net cash provided by operating     ------------     -----------
          activities:                             951,447         166,620
                                             ------------     -----------
Cash flow from investing activities:
  Investment in residential mortgages and
    contracts for deed                         (8,344,441)     (2,607,692)
  Principal receipts on residential
    mortgages and contracts for deed              223,063           6,538
  Investment in interim mortgages              (6,755,077)       (877,275)
  Principal receipts on interim
    mortgages                                   4,347,329            --
  Loan acquisition costs                         (260,585)        (82,771)
  Purchase of equipment                              (656)           --
          Net cash used in investing         -------------    -----------
          activities:                         (10,790,367)     (3,561,200)
                                             -------------    -----------
Cash flow from financing activities:
  Proceeds from issuance of shares of
    beneficial interest                         9,512,292       3,444,989
  Offering costs                                     --           (48,437)
  Net borrowings on lines of credit             1,346,308         138,000
  Receivable from affiliate                        (3,069)        (12,116)
  Dividends                                      (958,805)       (140,659)
          Net cash provided by financing     ------------     -----------
          activities:                           9,896,726       3,381,777
                                             ------------     -----------
Net increase (decrease) in cash                    57,806         (12,803)

Cash at beginning of year                             248          13,051
                                             ------------     -----------
Cash at end of period                        $     58,054     $       248
                                             ------------     -----------
Interest paid                                $     43,577     $     7,804
                                             ------------     -----------

See accompanying note to financial statements.

                                    Page F-6

                               UNITED MORTGAGE TRUST
                            Notes to Financial Statements
                             December 31, 1998 and 1997

1. Description of Business

   The Company

United Mortgage Trust (the "Company") is a Maryland real estate investment trust which intends to continue to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Advisor to the Company is a shareholder, Mortgage Trust Advisors, Inc. (the "Advisor"), a Texas corporation. The Company invests in first lien, fixed rate Mortgage Investments secured by single family residential property throughout the United States. Such loans are originated by others to the Company's specifications or to specification approved by the Company. Most, if not all, of such loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency.

The Company is currently offering up to 2,500,000 shares in a public offering at an offering price of $20 per share. After December 31, 1998 and as of March 1, 1999, the Company had sold an additional 37,419 shares aggregating net proceeds of $669,675.

2. Summary of Significant Accounting Policies

   Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and certificates of deposit with original maturities of less than three months.

   Residential Mortgages, Contracts for Deed and Interim Mortgages

Residential mortgages, Contracts for Deed and Interim Mortgages are recorded at the lower of cost or estimated net realizable value, net of discounts and including loan acquisition costs. The Mortgage Investments are collateralized by real property owned by the borrowers. Loan acquisition fees are incurred when we purchase Residential Mortgages and Contracts for Deed but not when it purchases Interim Mortgages. Loan acquisition fees and discounts on the notes are amortized using the interest method over the estimated life of the mortgages (5-1/2 years). Unamortized discount amounted to $434,029 and $170,088 at December 31, 1998 and 1997, respectively. Unamortized loan acquisition costs were $251,893 and $74,082 at December 31, 1998 and 1997, respectively.

   Office Equipment

Office Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized.

   Income Taxes

The Company intends to continue to qualify as a REIT under the Internal
Revenue Code of 1986 as amended (the "Code").   A REIT is generally not
subject to federal income tax on that portion of its REIT taxable income ("Taxable Income") which is distributed to its shareholders provided that at least 95% of Taxable Income is distributed. No provision for taxes will be made in the financial statements, as we believe we are in compliance with the Code.
                                     Page F-7

   Basic Earnings Per Share

In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, Earnings Per Shares ("SFAS 128"). SFAS 128 provides a different method of calculating earnings per share than was formerly used in APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earning of the company. The Company was required to adopt this standard in the fourth quarter of calendar 1997. Because the Company's potential dilutive securities are not dilutive, the accompanying presentation is only the basic earnings per share.

3. Lines of Credit

The Company has a $500,000 line of credit maturing on March 27, 1999, that is collateralized with the assignment of certain Residential Mortgages. Interest is calculated at 1-1/2 per cent above the bank's prime interest rate, which translated to a 9.25% rate at year-end. The Company has an additional $1,500,000 line of credit maturing on October 28, 1999, that is collateralized with the assignment of certain Residential Mortgages. Interest is calculated at 1-1/2 per cent above the bank's prime interest rate, which translated to a 9.25% rate at year-end.

4. Employment Contract/Stock Options

The Company has entered into an employment agreement with its Chairperson which provides for a salary plus a bonus equal to 25% multiplied by the amount which the Company's administrative expenses fall below the approved administrative budget. The Chairperson has received options to purchase 2,500 shares of the Company stock at $20 per share. The Chairperson also will receive, at the end of each year of service for five years, additional options to purchase 2,500 shares of the Company's stock at $20 per share.

For each year in which they serve, each Trustee of the Company also receives 5-year options to purchase 2,500 shares of the Company's stock at $20 per share. Following is a summary of the option transactions for 1998 and 1997:

                                            1998            1997
Outstanding at beginning of year           10,000              --

   Granted                                 10,000           10,000
   Expired                                     --               --
   Exercised                                   --               --
Outstanding at end of year                 20,000           10,000

Exercisable at end of year                 20,000           10,000

Exercise price per share                   $20.00           $20.00

In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under fair value based method, compensation cost is measured at the grant date based on the value of the award. However, SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees."

Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other
                                Page F-8
measurement date over the amount an employee must pay to acquire the stock. Entities electing to continue to follow the accounting method provided in APB Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The pro forma disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has elected to measure compensation cost, including options issued, under APB Opinion 25.

5. Related Party Transactions

The Company purchased Residential Mortgages and Contracts for Deed from South Central Mortgage, Inc., a related party, and from unaffiliated third parties. The unpaid principal balance of the Residential Mortgages and Contracts for Deed purchased from South Central Mortgage, Inc. was $5,746,000 and $2,440,000 for the years ended December 31, 1998 and 1997, respectively. The Company has also entered into a Mortgage Servicing Agreement with South Central Mortgage, Inc., incurring service fees of $32,341 and $3,834 during 1998 and 1997, respectively. The Company also paid acquisition fees to the Advisor of $260,585 and $82,771 during 1998 and 1997, respectively.

In 1997, the Company entered into a Funding Agreement with the Advisor whereby the Advisor agreed to fund the Company's general and administrative expenses. In consideration of the agreement, the Company will contribute to the Advisor, as a contribution to the Advisor's overhead on a monthly basis, an amount equal to .5% (one-half of one percent) of the Company's average invested assets for the immediately preceding month. Expense reimbursements for 1998 and 1997 were $200,282 and $105,212, respectively. A similar agreement applied to the 1996 period and $44,917 of the additional expense reimbursement in 1997 related to 1996 expenses.

The Company leases its office space for $685 per month from an affiliate under terms of a month-to-month lease. Rent expense amounted to $7,101 and $3,540 for the years ended December 31, 1998 and 1997.

6. Commitments and Contingencies

   Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk are primarily temporary cash investments and mortgage notes receivable. The Company places its temporary cash investments with major financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The majority of all residential mortgages and contracts for deed receivable are "Sub-Prime, B and C Grade" notes secured by single family homes, principally in the Dallas/Fort Worth and Houston Metropolitan areas.

   Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of mortgage investments approximates carrying value based on their effective interest rates compared to current market rates.
                                   Page F-9

7. New Accounting Pronouncements

   SFAS 129

Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"), effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, option, warrants, preferred stock, debt and participating rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 has had no effect on the Company as it currently discloses the information specified.

   SFAS 130

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Results of operations and financial position are unaffected by implementation of this new standard.

   SFAS 131

SFAS 131, "Disclosure about Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requirements of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This accounting pronouncement will not have an effect on the Company's financial statements, since the Company only operates in one segment of business, investing in Mortgage Investments.
                                  Page F-10

                            UNITED MORTGAGE TRUST

                            Subscription Agreement

First Financial United Investments Ltd., L.L.P.
16801 Greenspoint Park Drive
Suite 155
Houston, Texas 77060
Attention: New Subscription/
         United Mortgage Trust

Gentlemen:

     The Subscriber named below (the "Subscriber"), who is executing and delivering the Subscription Agreement attached hereto or, alternatively, who has authorized the execution and delivery of the Subscription Agreement attached hereto, hereby tenders payment and applies for the purchase of the number of shares of beneficial interest (the "Shares") specified below in United Mortgage Trust, a Maryland real estate investment trust (the "Company"). A check or other payment in the amount of the number of Shares subscribed for is attached hereto. By tendering payment for Shares and accepting confirmation of purchase without objection following the mailing of such confirmation accompanied by the Prospectus, the Subscriber assents to all the terms and conditions of this Subscription Agreement and of the Declaration of Trust.

     The Subscriber's subscription payment will be held by Chase Bank National Association, as Escrow Agent, and will be returned promptly to the Subscriber with interest in the event that at least 125,000 Shares offered by the Prospectus are not subscribed for and payment therefore not received within one year of the date of the Prospectus. If the Subscription Agreement submitted by or on behalf of the Subscriber is not accompanied by payment in full, the Subscription Agreement will not be processed. Upon receipt of a properly executed Subscription Agreement at First Financial United Investments, Ltd., a confirmation will be sent to the Subscriber at his, her or its registered address and to the selling representative at the registered office address. If the confirmation is not received within 14 days after submission of the order, the Subscriber should contact First Financial United Investments Ltd., L.L.P. at the above address immediately.

                             NOTICE TO SUBSCRIBERS

     An investment in the Company involves certain risks and is not suitable for all investors. All investors are advised to carefully read the entire Prospectus to make sure that they understand the risks involved with an investment in the Company and to determine that the investment is suitable for them.
                                  Page A-1

                                                    (LOGO)
                                           Subscription Agreement
                                           UNITED   MORTGAGE  TRUST

/1/  Investor Information (Please print.  Check only one.)

/ /   A - Individual or Joint Account

- ---------------------                       --- - --- - ---------
Individual Owner's Name                       Social Security Number
- ---------------------                       --- - --- - ---------
Joint Owner's Name (if applicable)            Social Security Number

/ /   B - Gift or Transfer to a Minor

______________________, as custodian for      ______________________
Custodian's Name (only one)                   Minor's Name

under the _________ UGMA/UTMA (circle one)    _____ - _____ - ______
            State                             Minor's S S N

/ /   C - Trust (Including Retirement Plans)

- -----------------------                     ----------------------
Trustee(s)                                    Name of Trust
- -----------------------                     ----------------------
Date of Trust                                 Trust's T I N

/ /   D - Other Entities

      TYPE:/ /Corporation  / /Partnership  / /Foundation
          / /Charitable Organization  / /Other:        _____________

-----------------------                      ----- - ---------------
Name of Entity                               Taxpayer ID Number

2.  Address

- ------------------            (----)---------      (---)----------
Street Address or P.O. Box      Home Tel #          Business Tel #

--------------------            ---------------      ----------------
City           State            Zip Code             Country of Citizenship

Check One: / /U S Citizen  / /Resident Alien / /Non-Resident Alien

3. Investment Information (Minimum $5,000/250 Shares or $1,000/50 = Shares for IRA and Keogh Accounts)

I wish to invest $___________ to purchase ________ shares of United Mortgage Trust.
/ /  By Check:   $___________ Please make your check payable to Chase Bank
Escrow.
/ /  By Wire:  Funds were wired on   ________, _____   in the amount of
$_______________                           Date
Do you already own shares of United Mortgage Trust? ____________ (If yes, minimum reorder is $1,000 / 50 Shares. )

4. Payment Instructions

Please make the check payable to Chase Bank Escrow. The check and completed Subscription Agreement are to be sent to the following address:
             First Financial United Investments Ltd., L.L.P.
             16801 Greenspoint Park Drive, Suite 155,
                     Houston, Texas 77060
                             Page A-2

5.  Investor Services

    DIRECT DEPOSIT             If you would like direct deposit
                               of dividend checks into your brokerage
                               account, please complete the section
                               below. Direct Deposit is not to be used
                               for IRAs. (The Company or Affiliates
                               cannot be responsible for any adverse
                               consequences of direct deposit.)

Institution/Investment Name _________________________________________

Account Number ________________ Street Address  _____________________

City __________________________ State ___ Zip Code __________________

ADDITIONAL MAILINGS           If you would like investment
                              mailings sent to an address other than
                              the one listed in Section 2 of this
                              agreement, please fill in below.
                              (Recommended for IRA accounts.)

Name __________________________ Street Address  _____________________

City __________________________ State ___ Zip Code __________________

6. Subscriber Representations (The Subscriber must initial an answer to each section below)

By signing this Subscription Agreement, the Subscriber represents, under penalty of perjury, that:

  (i) The Subscriber has received a copy of the Prospectus of United Mortgage Trust. YES _______ NO_______

 (ii) The Subscriber has the authority and legal capacity to purchase the Shares being subscribed for and to execute this Subscription Agreement. If the Subscriber is an individual, he or she is of legal age in his or

(iii) The Subscriber meets the suitability requirements set forth in "Who May Invest" in the Prospectus. YES _______ NO_______

 (iv) The subscriber or beneficial owner is a United States citizen, United States resident alien individual, domestic corporation, domestic partnership, domestic trust or domestic estate, as these terms are defined in Section 7701 of the Internal Revenue Code. YES _______ NO_______

  (v) if the Subscriber is a qualified plan (including a KEOGH plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulations ss.2510.3-101(f)(2), to the best of Subscriber's knowledge none of the Company, the Advisor, a Sponsor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets. YES _______ N/A_______

7. Signature, Authorization and Backup Withholding Certification

 The Subscriber hereby authorizes United Mortgage Trust and its affiliates to act on any instructions believed to be genuine for any service authorized on this Subscription Agreement and agrees that they will not be liable for any resulting loss or expense. Under penalties of perjury I certify that : (I) the social security or taxpayer identification number entered in Section 1 above is correct; and 2) unless the following box is checked, I have not been notified by the IRS that I am subject to backup withholding, or the IRS has notified me that I am no longer subject to backup withholding. / /If you are subject to backup withholding check the box.

----------------------------------------      ------------------
Signature of Owner, Trustee or Custodian      Date

----------------------------------------      ------------------
Signature of Joint Owner (if any)             Date

8.  Broker/Dealer or Investment Advisor Authorization

The undersigned Dealer/Adviser agrees to all applicable provisions in the Subscription Agreement, and guarantees the genuineness of the signature on the Subscription Agreement. If the Subscriber does not sign this Agreement, the undersigned Dealer/Adviser warrants that this Agreement is completed in accordance with the Subscriber's authorization and instructions and agrees to indemnify United Mortgage Trust for any loss or liability from acting or relying upon such instructions.

- -------------------------------       --------------------------------
Firm's Name                             Representative's/Advisor's Name

- -------------------------------       --------------------------------
Firm's Address                          Authorized Signature
                              Page A-3

------------------------------------------------------------------------
INSTRUCTIONS FOR COMPLETION OF FORMS
------------------------------------------------------------------------

A completed and signed Subscription Agreement is required for all Investors in United Mortgage Trust (the "Company"). Please follow the following instructions when completing the Subscription Agreement.

1. INVESTOR INFORMATION. Be sure to complete the INVESTOR INFORMATION section on the Subscription Agreement by checking the appropriate box for the Investor's status and completing all relevant information about the Investor in Section 1. Make sure to include the Investor's taxpayer identification number("TIN") which is the taxpayer's social security number or employer identification number, as the case may be. For most individual taxpayers, the TIN is the social security number. For trusts, estates, pension trusts, corporations and partnerships, the TIN is the employer identification number. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 on page A-9.

IF AN INVESTOR DOES NOT HAVE A TIN, he should obtain Form SS-5 Application for a Social Security Number, or Form SS-4 Application for an Employer ID Number from his local office of the Social Security Administration or the IRS. IF THE INVESTOR HAS APPLIED FOR A TIN and has not yet received it, he should write "APPLIED FOR" in Section 1 and complete and sign a Substitute Form W-9, certifying under penalties of perjury that he is not subject to backup withholding. The Investor should also understand that if he does not provide a TIN to the Company within 60 days, the Company is required to withhold 31% of all reportable payments thereafter until a certified TIN is provided.

When Shares are being purchased by a retirement plan or other entity, you can use the Additional Mailing Address in Section 4 to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

ADDITIONAL DOCUMENTATION REQUIRED FROM INVESTORS THAT ARE ENTITIES. If Shares are being purchased by a Corporation, please furnish an appropriate corporate resolution authorizing the purchase of the Shares and the name and title of the person authorized to sign any documents or make any certifications relating to this subscription. If Shares are being purchased by a municipality, a credit union (other than a federal credit union), a national or state chartered bank, or a pension plan or profit sharing plan, please furnish appropriate evidence of the authorization of the purchase of the Shares and the name and title of the person authorized to sign any document or make any certifications relating to this subscription. If Shares are being purchased by a Trust or a Partnership, please provide a copy of the Trust or Partnership Agreement.

2. ADDRESS. Please be sure to complete the ADDRESS section of the Subscription Agreement with the Investor's name, address, city and state. The address should be the Investor's primary state of = residence.

3. INVESTMENT INFORMATION. Fill in the number of Shares subscribed for (minimum purchase is 250 Shares or $5,000, except for IRA or KEOGH accounts whose minimum purchase is 50 Shares or $1,000, and except as otherwise noted in the Prospectus under "Who May Invest"). Minimum reorder is 50 Shares or $1,000. Purchase of fractional Shares are not allowed pursuant to the initial public offering of Shares.

Please indicate if the investor is investing by check or by wire. All checks should be made payable to "Texas Commerce Bank Escrow".

4. PAYMENT INSTRUCTIONS. Please make the check payable to "Chase Bank Escrow". The check and completed Subscription Agreement are to be sent to:

        First Financial United Investments Ltd., L.L.P.
        16801 Greenspoint Park Drive
        Suite 155
        Houston, Texas 77060
        Attention: New Subscription/
                 United Mortgage Trust

            NO SUBSCRIPTION AGREEMENT
                WILL BE PROCESSED
           UNLESS IT IS ACCOMPANIED BY
                 PAYMENT IN FULL
                                     Page A-4

5. INVESTOR SERVICES.

ADDITIONAL MAILING ADDRESS. When Shares are being purchased by a Trust, Individual Retirement Account (IRA) or Keogh Plan, use this area to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

DIRECT DEPOSIT ADDRESS. This section should be left blank if the form of ownership is an IRA. It should be completed only if the Investor wishes distribution checks sent directly to the client brokerage account identified in Section 4 or Section 7.

6. SUBSCRIBER REPRESENTATIONS.

Each Subscriber must initial an answer to each of the statements set forth in
Section 6 to provide certain representations to the Company.

For purposes of subsection 6(iv) of the Subscription Agreement, a "resident alien individual" is a non-U.S. citizen who is a "resident" of the United States, as defined below). A "resident" is an individual who (i) is a lawful permanent resident of the United States at any time during the calendar year (such as an individual who holds an immigrant visa - a "green card") or (ii) was physically present in the United States on (a) at least 31 days during the calendar year, and (b) 183 days or more in the aggregate during the current year and the two preceding calendar years, determined by aggregating the actual presence days of the current year, 1/3 of such days of the first preceding year and 1/8 of such days of the second preceding year). See Section 7701(b) of the Internal Revenue Code for other special rules and elections for determining residency.

An individual investor who is not a citizen of the United States but is a resident (as defined above) must furnish the Company with a signed copy of IRS Form 1078 verifying that status so as to avoid withholding.

7. SIGNATURE, AUTHORIZATION AND BACKUP WITHHOLDING CERTIFICATION.

The Investor must read and sign the authorization and backup withholding certification set forth in Section 7.

The signature of an IRA or other retirement plan trustee is always required. The signature of the beneficiary is not necessary. All other Investors must sign and date. If ownership is held by joint tenants with rights of survivorship, tenants in common, tenants by the entirety or community property, then all parties must sign and date.

BACKUP WITHHOLDING. Under the federal income tax law, payers of interest, dividends and certain other payments must withhold 31% of such amounts (this is referred to as "backup withholding") if the payee fails to furnish the payer with (1) the payee's correct Taxpayer Identification Number ("TIN") and
(2) a certification under penalties of perjury that (a) the payee has supplied an accurate TIN and (b) the payee is not subject to backup withholding because the Internal Revenue Service ("IRS") has not informed the payee that he is subject to backup withholding due to a failure to report all interest and dividends. If an investor's TIN and the foregoing certification (contained in Section 7 of the Subscription Agreement) is not received, backup withholding will be applicable to payments of escrow interest and to Distributions. False certifications or the provision of an inaccurate TIN can result in the imposition of penalties by the IRS or criminal sanctions. Certain payees (including corporations, tax exempt entities, such as employee benefit plans, and certain foreign individuals and entities) are exempt from backup withholding and information reporting requirements.

FOR PAYEES SUBJECT TO BACKUP WITHHOLDING. If the IRS has notified the record owner of the account that the record owner is subject to backup withholding and the record owner has not received notice from the IRS advising that backup withholding has terminated, then the record owner, prior to signing the certification, must check the backup withholding box in Section 7. In such event, backup withholding will apply to payments of escrow interest and to Distributions.

CAUTION: If the Investor checks box for backup withholding, the account executive and/or office manager must make sure the Investor has properly completed and signed a W- 9 or substitute W-9 and that it is on file with the office manager's member firm.

FOREIGN INVESTOR BACKUP WITHHOLDING. Foreign Investors (as defined below) may be exempt from backup withholding and reporting requirements if they certify that they are exempt by completing and filing with the Company an IRS Form
                                  Page A-5

W-8. A Foreign Investor is a (i) nonresident alien individual (i.e., a non-U.S. citizen who is not a "resident" of the United States, as defined in Instruction 6),(ii) foreign corporation, (iii) foreign partnership, (iv) foreign trust, or (v) foreign estate, within the meaning of Section 7701 of the United States Internal Revenue Code (the "Code"). An investor who is not currently a Foreign Investor must notify the Company immediately upon a change in status A foreign Investor should check the box on Form W-8 indicating that he is an "exempt foreign person" if the Shares of the Company will not be held in connection with a trade or business conducted by or planned by, the Foreign Investor in the United States that has effectively connected gains from a broker or barter exchange or there is a tax treaty between the Foreign Investor's country and the United States exempting the Foreign Investor's transactions from United States taxes. However, a Foreign Investor who is a non-resident alien individual, married to a U.S. citizen or resident and who has made an election to be treated as a resident under Code Section 6013(g) or
(h) is considered to be a U.S. resident for back-up withholding purposes and may not use Form W-8. Foreign Investors should also delete the Substitute Form W-9.

8. BROKER/DEALER SIGNATURES. This section on this form should be completed by the selling broker who should include his full name, representative number, branch office address and telephone number.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9.
For this type of account:               Give the identification number for:

A. Individual                           The individual

B. Two or more individuals              The actual owner of the account
                                        or, if (joint account) combined
                                        funds, the first individual
                                        on the account

C. Custodian account of a minor         The minor(Uniform Gift to Minors
                                        Act)

D. (i) The usual revocable savings      The grantor-trustee, who should
                                        trust be listed first.(Grantor is
                                        also trustee)

  (ii) So-called trust account that     The actual owner, who should be
       is not a legal or valid trust    listed first
       under state law

E. Sole proprietorship                  The owner, who should be named

F. A valid trust, estate or pension     The legal entity (unless the legal
   trust                                entity itself is not designated in
                                        the account title) which should be
                                        listed first

G. Corporate                            The corporation

H. Association, club, religious,        The organization educational
   charitable organization              or other tax-exempt organization

I. Partnership                          The Partnership

J. Broker or registered nominee         The broker or nominee

                                 Page A-8

     June 4 1999, (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                    2,500,000 SHARES OF BENEFICIAL INTEREST
                             (Maximum Offering)



                           UNITED MORTGAGE TRUST,
                   a Maryland Real Estate Investment Trust




                                  PROSPECTUS




                 FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.



                               Dated June 4, 1999



No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in Supplements to this prospectus, or in literature issued by the Company, the Advisor or the Selling Group Manager (which shall not be deemed to be a part of this prospectus), in connection with the offering contained herein and if given or made such information or representation must not be relied upon. The statements in this prospectus or in any Supplement are made as of the date hereof or thereof, unless another time is specified, and neither the delivery of this prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any such material adverse changes occur during the period when a prospectus is required to be delivered, this prospectus or any Supplement will be amended or supplemented accordingly.